EXHIBIT 10.2

                              AMENDED AND RESTATED
                          CREDIT AGREEMENT AND GUARANTY

                                   dated as of

                                September 5, 2000

                                      among

                            HAMPSHIRE GROUP, LIMITED,

                                  as Borrower,

                           HAMPSHIRE DESIGNERS, INC.,
                         HAMPSHIRE INVESTMENTS, LIMITED,
                        GLAMOURETTE FASHION MILLS, INC.,
                         SAN FRANCISCO KNITWORKS, INC.,
                                       and
                     VINTAGE III, INC. d/b/a ITEM-EYES, INC.
                                 as Guarantors,

                                       and

                            THE CHASE MANHATTAN BANK,
                                 HSBC BANK USA,
                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                              FLEET NATIONAL BANK,
                        ISRAEL DISCOUNT BANK OF NEW YORK
                                       and
                              BANK OF AMERICA, N.A.
                                    as Banks,

                                       and

                            THE CHASE MANHATTAN BANK,
                                    as Agent

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                             EXHIBITS AND SCHEDULES

                                    Exhibits


Exhibit A .........   Form of Borrower Pledge Agreement
Exhibit B .........   Form of Borrower Security Agreement
Exhibit C .........   Form of Borrower Trademark Security Agreement
Exhibit D .........   Form of Borrowing Base Certificate
Exhibit E .........   Form of Borrowing Notice
Exhibit F .........   Form of Note
Exhibit G .........   Form of Blocked Account Agreement
Exhibit H .........   Form of Assignment and Acceptance

                                   Schedules

Schedule 1.01(a)......... Eligible Inventory Locations
Schedule 1.01(b)......... Eligible Trade Letter of Credit Locations
Schedule IA.01 .......... Existing Letters of Credit
Schedule 7.04 ........... Litigation
Schedule 7.08 ........... ERISA Matters
Schedule 7.09 ........... Ownership of Guarantors, Investments
Schedule 7.13 ........... Labor Disputes and Acts of God
Schedule 9.03 ........... Permitted Liens
Schedule 9.05 ........... Affiliate Transactions
Schedule 9.10(a)......... Permitted Payments for Item-Eyes Acquisition Debt
Schedule 9.10(b)(ii) .... Permitted Investments in HIL



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                                TABLE OF CONTENTS

                                                                         Page
                                                                         -----
ARTICLE I.  DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION.........1
  Section 1.01     Definitions..............................................1
  Section 1.02     Accounting Terms.................................... ....19
  Section 1.03     Computation of Time Periods..............................19
  Section 1.04     Rules of Construction....................................19

ARTICLE IA   ACKNOWLEDGMENT AND RESTATEMENT.................................20
  Section IA.01   Existing Obligations......................................20
  Section IA.02   Acknowledgment of Security Interests......................20
  Section IA.03   Acknowledgment of Existing Agreement......................20
  Section IA.04   Restatement...............................................20
  Section IA.05   Release...................................................21

ARTICLE II.   REVOLVING CREDIT LOANS........................................21
  Section 2.01     Revolving Credit.........................................21
  Section 2.02     Notice and Manner of Borrowing...........................21
  Section 2.03     Conversions..............................................22
  Section 2.04     Non-Receipt of Funds by Agent............................22
  Section 2.05     Interest.................................................23
  Section 2.06     Notes....................................................23
  Section 2.07     Optional and Mandatory Prepayments.......................23
  Section 2.08     Method of Payment........................................25
  Section 2.09     Use of Proceeds..........................................25
  Section 2.10     Minimum Amounts..........................................25
  Section 2.11     Establishment of Loan Account; Blocked Accounts;
                   Collection of Accounts...................................25
  Section 2.12     Closing Fee..............................................26
  Section 2.13     Commitment Fee...........................................26

ARTICLE III.  LETTERS OF CREDIT.............................................27
  Section 3.01     Trade Letters of Credit..................................27
  Section 3.02     Reimbursement Obligation.................................27
  Section 3.03     Payment of Commissions, Expenses and Interest............28
  Section 3.04     Proper Drawing; Chase's Honoring.........................28
  Section 3.05     Standby Letters of Credit................................29
  Section 3.06     Amendment; Change; Modification; No Waiver...............29
  Section 3.07     U.C.P.; Agreements and Acknowledgments; Indemnification..29
  Section 3.08     Licenses; Insurance; Regulations.........................30
  Section 3.09     Airway and Steamship Guaranties..........................31
  Section 3.10     Additional Security......................................31
  Section 3.11     Continuing Rights and Obligations........................31
  Section 3.12     Instructions; No Liability...............................31
  Section 3.13     Steamship Guaranty.......................................32

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ARTICLE IV.  PARTICIPATION..................................................32
  Section 4.01     Participating Banks' Pro Rata Shares.....................32
  Section 4.02     Sale and Purchase of Participation.......................32
  Section 4.03     Participation in Fees and Collateral; Relationship.......32
  Section 4.04     Procedures...............................................33
  Section 4.05     Collections and Remittances..............................33
  Section 4.06     Sharing of Setoffs and Collections.......................34
  Section 4.07     Indemnification; Costs and Expense.......................34
  Section 4.08     Administration; Standard of Care.........................34
  Section 4.09     Independent Investigation by the Participating Banks.....35
  Section 4.10     Participating Banks' Ownership of Interests in the
                   Participation; Repurchases by Chase......................36

ARTICLE V.  GUARANTY........................................................36
  Section 5.01     Guaranty.................................................36
  Section 5.02     Guarantor's Guaranty Obligations Unconditiona............36
  Section 5.03     Waivers..................................................37
  Section 5.04     Subrogation..............................................38
  Section 5.05     Limitation of Liability..................................38

ARTICLE VI.  CONDITIONS PRECEDENT...........................................38
  Section 6.01     Conditions Precedent to Initial Use of a Credit
                   Facility on and after the Closing Date...................38
  Section 6.02     Conditions Precedent to All Credit Facilities............41
  Section 6.03     Deemed Representation....................................41

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES................................41
  Section 7.01     Incorporation.  Good Standing and Due Qualification......41
  Section 7.02     Corporate Power and Authority; No Conflicts..............42
  Section 7.03     Legally Enforceable Agreements...........................42
  Section 7.04     Litigation...............................................42
  Section 7.05     Financial Statements.....................................42
  Section 7.06     Ownership and Liens......................................43
  Section 7.07     Taxes....................................................43
  Section 7.08     ERISA....................................................43
  Section 7.09     Ownership of Guarantors; Investments.....................43
  Section 7.10     Operation of Business....................................44
  Section 7.11     No Default on Outstanding Judgments or Orders............44
  Section 7.12     No Defaults on Other Agreements..........................44
  Section 7.13     Labor Disputes and Acts of God...........................44
  Section 7.14     Governmental Regulation..................................44
  Section 7.15     Partnerships.............................................44
  Section 7.16     Environmental Protection.................................44
  Section 7.17     Solvency.................................................45

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ARTICLE VIII.  AFFIRMATIVE COVENANTS........................................45
  Section 8.01     Maintenance of Existence.................................45
  Section 8.02     Conduct of Business......................................45
  Section 8.03     Maintenance of Properties................................45
  Section 8.04     Maintenance of Records...................................45
  Section 8.05     Maintenance of Insurance.................................45
  Section 8.06     Compliance with Laws.....................................45
  Section 8.07     Right of Inspection......................................45
  Section 8.08     Reporting Requirements...................................46
  Section 8.09     Compliance With Environmental Laws.......................49
  Section 8.10     Additional Guarantor.....................................49
  Section 8.11     Key-Person Life Insurance Policies.......................49

ARTICLE IX.  NEGATIVE COVENANTS.............................................50
  Section 9.01     Debt.....................................................50
  Section 9.02     Guaranties...............................................50
  Section 9.03     Liens....................................................51
  Section 9.04     Sale of Assets...........................................52
  Section 9.05     Transactions with Affiliates.............................53
  Section 9.06     Investments..............................................53
  Section 9.07     Mergers..................................................54
  Section 9.08     Leases...................................................54
  Section 9.09     Dividends................................................54
  Section 9.10     Restricted Payments......................................54
  Section 9.11     Fiscal Year..............................................54
  Section 9.12     Changes, Amendments or Modifications.....................54

ARTICLE X.  FINANCIAL COVENANTS.............................................55
  Section 10.01    Consolidated Tangible Net Worth..........................55
  Section 10.02    Consolidated Fixed Charge Coverage Ratio.................55
  Section 10.03    Consolidated Leverage Ratio..............................56
  Section 10.04    Consolidated Capital Expenditures........................56

ARTICLE XI.  EVENTS OF DEFAULT..............................................56
  Section 11.01    Events of Default........................................56
  Section 11.02    Remedies.................................................58

ARTICLE XII.  THE AGENT AND COLLATERAL MONITOR..............................59
  Section 12.01    Appointment, Powers and Immunities of Agent..............59
  Section 12.02    Reliance by Agent........................................59
  Section 12.03    Defaults.................................................60
  Section 12.04    Rights of Agent as a Bank................................60
  Section 12.05    Indemnification of Agent.................................60
  Section 12.06    Documents................................................60
  Section 12.07    Non-Reliance on Agent and Other Banks....................60
  Section 12.08    Failure of Agent to Act..................................61
  Section 12.09    Resignation or Removal of Agent..........................61
  Section 12.10    Amendments Concerning Agency Function....................61
  Section 12.11    Liability of Agent.......................................62
  Section 12.12    Transfer of Agency Function..............................62
  Section 12.13    Withholding Taxes........................................62
  Section 12.14    Collateral Monitor.......................................62

 .ARTICLE XIII.  YIELD PROTECTION............................................63
  Section 13.01    Additional Costs.........................................63
  Section 13.02    Illegality...............................................64
  Section 13.03    Certain Compensation.....................................64

ARTICLE XIV.  MISCELLANEOUS.................................................65
  Section 14.01    Amendments and Waivers...................................65
  Section 14.02    Usury....................................................65
  Section 14.03    Expenses; Indemnification................................65
  Section 14.04    Assignment; Participation; Additional Bank...............66
  Section 14.05    Notices..................................................68
  Section 14.06    Setoff...................................................68
  Section 14.07    Jurisdiction; Immunities.................................68
  Section 14.08    Governing Law............................................69
  Section 14.09    Counterparts.............................................69
  Section 14.10    Exhibits and Schedules...................................69
  Section 14.11    Table of Contents; Headings..............................69
  Section 14.12    Severability.............................................69
  Section 14.13    Integration..............................................70
  Section 14.14    Jury Trial Waiver........................................70

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
     AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY dated as of September 5, 2000, among HAMPSHIRE GROUP, LIMITED, ("Borrower"), HAMPSHIRE DESIGNERS, INC., ("Designers"), HAMPSHIRE INVESTMENTS, LIMITED ("HIL"), GLAMOURETTE FASHION MILLS, INC., ("Glamourette") SAN FRANCISCO KNITWORKS, INC. ("Knitworks"), VINTAGE III, INC. d/b/a ITEM-EYES, INC. ("Vintage"), THE CHASE MANHATTAN BANK ("Chase"), HSBC BANK USA ("HSBC"), THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), FLEET NATIONAL BANK ("Fleet"), ISRAEL DISCOUNT BANK OF NEW YORK ("IDB") and BANK OF AMERICA, N.A. ("BOA") (Chase, HSBC, CIT, Fleet, IDB and BOA individually a "Bank" and collectively the "Banks", and THE CHASE MANHATTAN BANK as Agent for the Banks (in such capacity, together with any successors in such capacity, the "Agent").

     The parties hereto agree as follows:

ARTICLE I.  DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION

     Section I.1 Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Accounts" means all of the accounts receivable as defined in Borrower Security Agreement and the Guarantors Security Agreements.

     "Affiliate" means, as to any Person, any other Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The term "Affiliate" shall include, without limitation, HIL.

     "Agent" means Chase, when acting in its capacity as Agent under any of the Loan Documents, and any successor thereto.

     "Agent's Office" means the address of Chase as set forth on the signature page of this Agreement, or such other address as Chase may designate by written notice to Borrower, the Guarantors and the Banks.

     "Agreement" means this Credit Agreement and Guaranty.

     "Applicable Margin" means with respect to a Eurodollar Loan, two and one-quarter (2.25%) percent.

     "Application" means the application by Borrower for a Letter of Credit.

     "Assignment of Proceeds Agreement" means Assignment of Factored Credit Balance and Proceeds Agreement, in form and substance satisfactory to Agent, duly executed by Borrower and the Restricted Subsidiaries and any Factor and a Consent and Acknowledgment thereto duly executed by such Factor.

     "Authorized Person" means any duly authorized officer or employee, or combination thereof of Borrower.

     "Availability  for  Revolving  Credit  Loans" has the  meaning set forth in
Section 2.01 hereof.

     "Availability Reserves" shall mean, as of any date of determination, such reserves in amounts as Agent may from time to time establish and revise in good faith in accordance with customary credit practices in the commercial finance industry reducing the amount of Revolving Credit Loans and Letters of Credit which would otherwise be available to the Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined in good faith by Agent in accordance with its customary credit practices, do or could reasonably be expected to adversely affect either
(i)-the Collateral or its value,  (ii)-the assets or business of the Borrower or


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any Restricted  Subsidiary of the Borrower or (iii)-the  security  interests and
other  rights  of  Agent  in  the  Collateral   (including  the  enforceability,
perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished to it any Bank by or on behalf of the Borrower or any Subsidiary of the Borrower, is or may have been incomplete, inaccurate or misleading in any material respect or (c)-in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or the passage of time or both, constitute an Event of Default. The amount of any Availability Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

     "Bank" or "Banks" has the meaning specified in the preamble to this Agreement.

     "Bank Parties" means Agent and each of the Banks.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in London, England, New York City, New York or Anderson, South Carolina.

     "Blocked Accounts" has the meaning set forth in Section 2.11 hereof.

     "Board of Governors" means the Board of Governors of the Federal Reserve System or any successor.

     "Book Value" shall mean, as to any inventory in respect of which such amount is to be determined, the lower of (a)-the cost (as reflected in the general ledgers of Designers, Knitworks, Vintage or, with the approval of Agent, any other existing or future Subsidiary of the Borrower), as applicable or
(b)-market value (both cost and market value being determined in accordance with GAAP calculated on a first in first out basis).

     "Borrower Pledge Agreement" means the Amended and Restated Pledge Agreement substantially in the form of Exhibit A hereto, to be delivered by Borrower under the terms of this Agreement.

     "Borrower Security Agreement" means the Amended and Restated Security Agreement substantially in the form of Exhibit B hereto, to be delivered by Borrower under the terms of this Agreement.

     "Borrower Trademark Security Agreement" means the Trademark Collateral Assignment and Security Agreement substantially in the form of Exhibit C hereto, to be delivered by Borrower under the terms of this Agreement.

     "Borrowing Base" shall mean, at any time, an amount equal to the sum of:

          (a) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus

          (b) the lesser of: (x) fifty percent (50%) of Net Amount of Eligible Inventory, or (y) the amount for the period in any given year indicated below:

               (i)......$25,000,000 for the period January 1 through March 31,

               (ii).....$30,000,000 for the period April 1 through May 31,

               (iii)....$45,000,000  for the period  June 1 through  October 31,
          and

               (iv).....$30,000,000  for the period November 1 through  December
          31, plus

          (c) fifty percent (50%) of the aggregate undrawn amount of all outstanding Eligible Trade Letters of Credit, plus

          (d)  fifty  percent  (50%)  of  the  amount  of  Eligible   In-Transit
     Inventory, plus

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          (e) the Supplemental Amount, less

          (f) Availability Reserves.

     "Borrowing Base Certificate" means the certificate substantially in the form of Exhibit D annexed hereto.

     "Borrowing Notice" has the meaning specified in Section 2.02 hereof.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Cash Collateral" means a deposit by Borrower, made in immediately available funds, to a savings, checking or time deposit account at Chase or the purchase by Borrower of a certificate of deposit issued by Chase and the execution of all documents and the taking of all steps required to give Agent a perfected security interest for the benefit of the Banks in such deposit or certificate of deposit.

     "Chase" means The Chase Manhattan Bank.

     "Closing Date" means September 5, 2000.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means any and all personal property subject to a Lien granted by any of the Security Documents and this Agreement.

     "Collateral Monitor" means CIT, when acting in its capacity as Collateral Monitor under any of the Loan Documents, and any successor thereto.

     "Collection Determination Date" means the date following the occurrence of an Event of Default that Agent notifies Chase that all funds received or deposited in the Blocked Accounts shall be under the dominion and control of Agent and, at Agent's discretion, shall be transferred to the Depository Accounts of Agent or such other account as Agent may designate for such purpose and shall be applied to repay the Obligations on a daily basis.

     "Commitment" means, collectively, the Revolving Credit Commitment, the Trade Letter of Credit Commitment and the Standby Letter of Credit Commitment.

     "Consolidated Amortization" means the amortization of the intangible assets of Borrower and the Restricted Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

     "Consolidated Capital Expenditures" means the Dollar amount of gross expenditures (including the principal portion of payments under Capital Leases) made for real property, fixed assets, property, plant and equipment, and all renewals, improvements and replacements thereto (including, but not limited to, maintenance and repairs thereof but only to the extent required to be capitalized in accordance with GAAP) incurred or paid by Borrower and the Restricted Subsidiaries.

     "Consolidated   Depreciation"   means  depreciation  of  Borrower  and  its
Restricted  Subsidiaries,   on  a  consolidated  basis,  all  as  determined  in
accordance with GAAP.

     "Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization" means, for any period, Consolidated Net Income, plus Consolidated Interest Expense, plus Consolidated Taxes, plus Consolidated Depreciation, plus Consolidated Amortization, all for such period.

     "Consolidated Interest Expense" means, for any period, all interest paid or required to be paid by Borrower and its Restricted Subsidiaries on all of their respective Debt, including the Obligations, during such period.

     "Consolidated Inventory" means, at any time, the Inventory of Borrower and its Restricted Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income of Borrower and its Restricted Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

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     "Consolidated   Principal   Amortization"   means  scheduled   consolidated
principal   payments  of  all  funded  debt  of  Borrower  and  the   Restricted
Subsidiaries.

     "Consolidated Subsidiaries" means all existing and future Subsidiaries of Borrower, except HIL and any subsidiary of HIL, that should be included in Borrower's consolidated financial statements, all as determined in accordance with GAAP.

     "Consolidated Tangible Net Worth" means the sum of (a) Consolidated Total Tangible Assets less (b) Consolidated Total Liabilities, less (c) the investment in HIL by Borrower or the Restricted Subsidiaries, at cost, without adjustment for losses or income of HIL, and including, but not limited to, the equity of HIL, any advances or loans to HIL and guaranties by Borrower or its Restricted Subsidiaries of the obligations of HIL.

     "Consolidated Taxes" means, for any period, the income and franchise taxes of Borrower and its Restricted Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

     "Consolidated Total Tangible Assets" means the total assets of Borrower and its Restricted Subsidiaries, on a consolidated basis, minus all intangible assets (other than deferred taxes), including, but not limited to, non-compete contracts, employment contracts, deferred or prepaid transactions cost, capitalized research and development cost, capitalized interest, debt discount and expenses, goodwill, patents, trademarks, copyrights, franchises, licenses and other intangible assets, all as determined in accordance with GAAP.

     "Consolidated Total Liabilities" means total liabilities and all mandatorily redeemable preferred stock of Borrower and its Restricted Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

     "Credit Facilities" means, collectively, the Revolving Credit Loans and the Letters of Credit.

     "Debt" means: (a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);
(b) the principal portion of obligations as lessee under Capital Leases; (c) obligations under letters of credit issued for the account of any Person; (d) all obligations arising under bankers' or trade acceptance facilities of any Person; (e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (f) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed. For purposes of the foregoing, (i) the amount of any Debt described in clause (f) shall be equal to the lesser of (A) the amount of such liability for borrowed money and (B) the Fair Market Value of the property subject to such Lien and
(ii)-the amount of any Debt described in clause (e) shall be equal to the lesser of (A) the amount of the primary obligation in respect to which such guaranty is issued and (B) the maximum liability amount under the terms of such guaranty.

     "Default" means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to an amount of any Revolving Credit Loan not paid when due, a rate per annum equal to two percent (2%) above the Interest Rate then in effect thereon.

     "Designers   Pledge  Agreement"  means  the  Amended  and  Restated  Pledge
Agreement executed by Designers under the terms of this Agreement.

     "Designers Trademark Security Agreement" means the Trademark Collateral Assignment and Security Agreement executed and delivered by Designers in favor of Agent.

     "Depository Accounts" has the meaning set forth in Section 2.11(b) hereof.

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     "Dollars"  and the sign "$" mean  lawful  money  of the  United  States  of
America.

     "Effective Date" means September 5, 2000.

     "Eligible Accounts" shall mean (a) the trade accounts receivable created in the ordinary course of business by Designers, Knitworks, Vintage and, with the approval of Agent, other existing or future Subsidiary of the Borrower, which
(i) are subject to a valid, first priority, fully perfected security interest in favor of Agent and which conform to the representations and warranties contained herein and in the Loan Documents, and (ii) at all times shall continue to be acceptable to Agent in all respects (the "Non-Factored Accounts"), and, (b) the trade accounts receivable of Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, created in the ordinary course of business which have been purchased, credit approved and continue to be credit approved by the Factor under a factoring agreement, provided that such factored accounts receivable remain subject to an Assignment of Proceeds Agreement which is satisfactory in all respects to Agent (the "Factored Accounts").

     In general, the Non-Factored Accounts may, as determined by Agent in good faith, be deemed eligible if:

          (a) delivery of the merchandise has been completed;

          (b) no return, rejection or repossession has occurred;

          (c) the merchandise has been accepted by the account debtor without dispute,  setoff,  defense or counterclaim  (but the portion of the Non-Factored
Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Subsidiary of Borrower to such account debtor or claimed to be owed may deemed an Eligible Account);

          (d) such trade account receivable is unconditionally payable in dollars within 90 days of the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or document, Notwithstanding the prior sentence, a trade account receivable payable more than 90 days but less than 150 days from the invoice date may be eligible provided that, (i) Agent has been advised of such receivable prior to the merchandise being shipped and Agent has approved such receivable, (ii) such receivable is due from Marmaxx Group, Inc. or Burlington Coat Factory or such other customer approved by Agent, (iii)-such receivable is scheduled in sufficient detail to the Borrowing Base Certificate which includes such receivable, and (iv) such receivable is not more than 15 days past due;

          (e) no more than 60 days has elapsed from the invoice due date and no more than 120 days have elapsed from the invoice date;

          (f) the account debtor is not an Affiliate of the Borrower or any Restricted Subsidiary;

          (g) such trade account receivable does not constitute an obligation of the United States or any other governmental authority;

          (h) the chief executive office of the account debtor with respect thereto is located in the continental United States, unless the Receivable is supported by a letter of credit or other similar obligation satisfactory to Agent or Agent has received evidence that credit insurance with respect to such Non-Factored Account has been assigned to Agent and names Agent as loss payee;

          (i) the account debtor with respect thereto is not also a supplier or a creditor of the Borrower or any Restricted Subsidiary, unless such supplier or creditor has executed a no offset letter satisfactory to Agent (but the portion of the Non-Factored Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Subsidiary of Borrower to such account debtor or claimed to be owed may deemed an Eligible Account);

          (j) not more than 50% of the aggregate amount of all trade account receivables from an account debtor with respect thereto remain unpaid more than 60 days past the invoice due date or 120 days past the invoice date;

          (k) the  account  debtor is not  insolvent,  subject to a  bankruptcy,
     reorganization,   receivership,   insolvency  arrangement  or  any  similar
     proceeding; and

          (l) no facts, events or occurrences exist that would impair the validity, enforceability or collectibility of such trade account receivable or reduce the amount payable, or delay payment thereunder, all as determined in the good faith by Agent (provided, that, as to facts, events or occurrences that reduce the amount payable under such receivable the amount payable thereunder as so reduced, may be deemed Eligible Account).

     The aggregate amount of all Eligible Accounts of Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, shall be reduced by any reserves deemed necessary by Agent in good faith, including a reserve in an amount which would represent the historical or anticipated ratio of dilution (i.e. returns, discounts, claims, credits, and allowances) to collections to the extent that such amounts are not already included in the Availability Reserves.

     "Eligible Inventory" shall mean inventory of Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, comprised solely of uncut fabric, yarn and finished goods located in the United States which meets all of the following specifications:

          (a) the inventory is owned by Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, free and clear of any existing lien, other than the liens and security interests in favor of Agent under the Loan Documents, it is not held on consignment and may be lawfully sold and it continues to be in full conformity with any representations and warranties made under the Loan Documents by the Borrower and its Restricted Subsidiaries to Agent with respect thereto;

          (b) Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, has the right to assignment thereof and the power to grant liens thereon and security interests with respect thereto;

          (c) the inventory arose or was acquired in the ordinary course of business of Designers, Knitworks, Vintage or, with the approval of Agent, any other existing or future Subsidiary of the Borrower, as applicable and does not represent returned, second quality or damaged goods;

          (d) the inventory is readily marketable for sale by Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower;

          (e) the inventory is located at one of the addresses for locations of Collateral set forth on Schedule 1.01(a) and with respect to which inventory Agent has been granted and has perfected a valid, first priority security interest therein;

          (f) the inventory is not goods to be returned to a supplier of the Borrower or any Restricted Subsidiary, or, with the approval of Agent, any other existing or future Subsidiary of the Borrower;

          (g) the inventory is not samples;

          (h) if the inventory is sold under a licensed trademark, Agent shall have entered into a licensor waiver letter, in form and substance satisfactory to Agent, with the licensor with respect to the rights of Agent to use the trademark to sell or otherwise dispose of such inventory;

          (i) the inventory is Eligible Prior Season Inventory;

          (j) the inventory is not obsolete, slow-moving or unmerchantable and is and at all times shall continue to be acceptable to Agent in all respects as determined by Agent in good faith.

          "Eligible In-Transit Inventory" shall mean "in transit" fabric, yarn or finished goods inventory of Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, shipped under an Eligible Trade Letter of Credit, the amount of which is equal to the face amount of the related Eligible Trade Letter of Credit, provided that such inventory (a) has been paid for by the Borrower and has not otherwise been included in Eligible Inventory or under an Eligible Trade Letter of Credit, and (b) such inventory would otherwise qualify as Eligible Inventory and is otherwise satisfactory in all respects as determined by Agent in good faith.

     "Eligible Prior Season Inventory" shall mean Prior Season Inventory which Agent determines, in good faith, to be eligible inventory. In general, Prior Season Inventory may be deemed Eligible Prior Season Inventory if (a) it is subject to a confirmed purchase order, (b) the cost of such inventory is an amount in the general ledger of Designers, Knitworks, Vintage, or such other existing or future Subsidiary of the Borrower approved by Agent, as the case may be, which will produce, when such inventory is sold, a gross profit margin which is satisfactory to Agent, and (c) such inventory would otherwise qualify as Eligible Inventory and is otherwise satisfactory in all respects to Agent in good faith.

     "Eligible Trade Letter of Credit" shall mean a commercial letter of credit issued by Agent for the account of the Borrower covering fabric, yarn or finished goods inventory of Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, for which (a) the documents of title have been or will be consigned to Agent, (b)-the underlying goods have been or will be insured to the satisfaction of Agent, and
(c) the underlying goods have been or will be shipped to an eligible location in the United States set forth on Schedule 1.01(b).

     "Environmental Discharge" means any discharge or release by Borrower or any
Restricted   Subsidiaries  of  any  Hazardous  Materials  in  violation  of  any applicable Environmental Law.

     "Environmental Law" means any Law relating to pollution of the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "Environmental Notice" means any complaint, order, citation, letter, inquiry, notice or other written communication from any Governmental Authority
(a) affecting or relating to Borrower's or any Restricted Subsidiaries' violation of any Environmental Law in connection with any activity or operations at any time conducted by Borrower or such Restricted Subsidiary, (b) relating to the unpermitted occurrence or Presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's or any Restricted Subsidiary's locations or facilities, including, without limitation: (i) the existence of any contamination or possible or threatened contamination at any such location or facility and (ii) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and
(c) any violation or alleged violation of any relevant Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, including any rules and regulation promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or any Guarantor or is under common control (within the meaning of Section 414(c) of the Code) with Borrower or such Guarantor; provided however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term "ERISA Affiliate" shall also include any entity required to be aggregated with Borrower or any Guarantor under Section 414(m) or 414(o) of the Code.

     "Eurodollar Base Rate" means with respect to any Interest Period for a Eurodollar Loan, the arithmetic mean, as calculated by Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1 %) quoted at approximately 11:00 A.M. London time by the principal London branch of Agent two (2) Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by Agent and outstanding during such Interest Period.

     "Eurodollar Loan" means any Revolving Credit Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Eurodollar Base Rate."

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Loan for such Interest Period, divided by (b) one minus the Reserve Requirement for such Loan for such Interest Period.

     "Event of Default" has the meaning specified in Section 11.01 hereof.

     "Existing Agreement" means the Credit Agreement and Guaranty, dated as of May 28, 1998, by and among Borrower, Guarantors (except Vintage), Agent and the financial institutions parties thereto as lenders (as amended, modified or supplemented from time to time).

     "Existing Letters of Credit" means, collectively, Letters of Credit arranged for by Agent for the benefit of Borrower or its Restricted Subsidiaries under the Existing Agreement set forth on Schedule IA.01.

     "Existing Loan Documents" means, collectively, the Existing Agreement and all agreements, instruments and documents executed or delivered to Agent or Banks pursuant to or in connection therewith (as amended, modified or supplemented from time to time).

     "Factor" shall have the meaning set forth in Section 9.03(f) hereof.

     "Factoring Agreement" means any factoring agreement by and between any Restricted Subsidiary and a Factor.

     "Fiscal Month" means each of the twelve (12) monthly periods of Borrower's Fiscal Year.

     "Fiscal Month End Date" means the last day of any Fiscal Month of each Fiscal Year.

     "Fiscal Quarter" means each of the four (4) quarterly periods of Borrower's Fiscal Year.

     "First Quarterly Date" means the last day of the first Fiscal Quarter of each Fiscal Year.

     "Fiscal Year" means each calendar year ending December 31.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Fourth Quarterly Date" means the last day of the fourth Fiscal Quarter of each Fiscal Year.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
7.05 hereof.

     "Good Faith Contest" means the contest of an item if: (a) the item is diligently contested in good faith by appropriate proceedings timely instituted;
(b) adequate reserves are established in accordance with GAAP; (c) during the period of such contest, the enforcement of any contested item is effectively stayed; and (d) the failure to pay or comply with the contested item during the period of the Good Faith Contest is not likely to result in a Material Adverse Change.

     "Governmental  Approvals"  means  any  authorization,   consent,  approval,
license, permit, certification, or exemption of registration or filing with or report or notice to any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors" means, collectively Designers, Glamourette, Knitworks and Vintage and any future Restricted Subsidiaries and HIL.

     "Guarantor Security Agreements" means any Security Agreements executed by any of Designers, Knitworks and Vintage to secure the Guaranty Obligations.

     "Guaranty" means, collectively, all of the guarantees provided by the Guarantors pursuant to Section-5.01 hereof.

     "Guaranty Obligations" has the meaning specified in Section 5.01 hereof.

     "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any applicable Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

     "Instructions"   means  oral  or  written   instructions   or  instructions
transmitted by teleprocess given on behalf of Borrower by one or more Authorized Persons.

     "Instrument" means with respect to any Letter of Credit or Steamship Guaranty, Airway Guaranty, any draft, receipt, acceptance, teletransmission, including, but not limited to, telex or cable, or other written demand for payment under such Letter of Credit.

     "Insurance Companies" shall mean Phoenix Home Life Mutual Insurance Company and The Ohio National Life Insurance Company and their respective successors and assigns and transferees under the Insurance Company Loan Documents.

     "Insurance Company Loan Documents" means the agreements and documents among the Insurance Companies and Borrower and/or Guarantors providing for the purchase by the Insurance Companies of the Senior Secured Notes of Borrower in the original principal amount of $15,000,000 and the giving of security therefor, as amended from time to time.

     "Intercreditor Agreement" means the agreement among the Banks, the Agent and the Insurance Companies and the Agent for the Insurance Companies.

     "Interest Period" means, with respect to any Eurodollar Loan, a period of one, two, three or six months commencing on the date such Loan is made, converted from another type of Loan or renewed, as Borrower may select in accordance with Section 2.02 hereof, provided that, each such Interest Period, which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), shall end on the last Banking Day of the appropriate calendar month.

     "Interest Rate" means either (a) with respect to a Prime Rate Loan, the Prime Rate or (b) with respect to a Eurodollar Rate Loan, the Eurodollar Rate plus the Applicable Margin.

     "Inventory" shall have the meaning set forth in Borrower Security Agreement and Guarantor Security Agreements.

     "Item-Eyes Acquisition" shall mean the acquisition by Vintage of certain assets of Item-Eyes, Inc. pursuant to that certain Asset Purchase Agreement dated June 26, 2000 among Vintage, Item-Eyes, Inc., Martin Axman, Marc Abramson and Ellen Becker.

     "Item-Eyes Acquisition Debt" shall mean unsecured debt of Vintage pursuant to the Asset Purchase Agreement dated June 26, 2000 among Vintage, Item-Eyes, Inc., Martin Axman, Marc Abramson and Ellen Becker.

     "Law" means any applicable federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

     "Letters of Credit" means Trade Letters of Credit, the Standby Letters of Credit and the letters of credit issued by Chase on behalf of CIT for the account of Item-Eyes, Inc. and assumed by Vintage in connection with the Item Eyes Acquisition.

     "Letter of Credit Fee" means the Trade Letter of Credit Fee and any fee paid in connection with any Standby Letter of Credit.

     "Letter of Credit Issuing Bank" means Chase.

     "Letter of Credit Obligations" means at any time an amount equal to the sum of (a) the aggregate unused face amount of all outstanding Trade Letters of Credit and Standby Letters of Credit, (b)-the aggregate amount of all unreimbursed obligations on Trade Letters of Credit and Standby Letters of Credit, (c) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations, (d) the amount of existing Letters of Credit issued by Chase on behalf of CIT for the account of Item-Eyes, Inc., and assumed by Vintage in connection with the Item Eyes Acquisition, (e) any Letter of Credit Fee due and payable, and (f) the aggregate amount of all Airway Guaranties and Steamship Guaranties.

     "Lien" means any mortgage, deed of trust, pledge, security, interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

     "Loan Account" shall have the meaning set forth in Section 2.11(a) hereof.

     "Loan Document(s)" means this Agreement, the Notes, the Letters of Credit, the Security Documents and the Intercreditor Agreement.

     "Material Adverse Change" means either (a) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise) or property or prospects of Borrower and its Restricted Subsidiaries, taken as a whole, or (b) any event or occurrence of whatever nature which is likely to have a material adverse effect on Borrower's ability to perform its obligations under the Loan Documents to which it is a party. For the avoidance of doubt, no matter affecting the business, operations, affairs, financial condition, assets or properties of HIL or any Subsidiary thereof in and of itself shall be deemed to cause a material adverse change in the status of the business, assets, liabilities, results of operations, condition
(financial or otherwise), property or prospects of Borrower or Borrower's ability to perform its obligations under any Loan Document.

     "Monthly Date(s)" means the first Banking Day of each calendar month occurring on or after the Closing Date.

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA.

     "Net Amount of Eligible Accounts" shall mean and include at any time, without duplication, the gross amount of Eligible Accounts at such time less (a) sales, excise or similar taxes and (b)-returns, discounts, claims, credits, allowances, of any nature at any time issued, owing, granted, outstanding, available or claimed; provided, that such amounts have not already otherwise been deducted.

     "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate Book Value of Eligible Inventory.

     "Net  Availability"  shall  mean,  at any date,  (a) the  Availability  for
Revolving  Credit  Loans  less  (b)-the   aggregate   principal  amount  of  all
outstanding Revolving Credit Loans.

     "Net  Borrowing  Base" shall mean, at any date, (a) the Borrowing Base less
(b) the sum of (i) the outstanding principal amount of indebtedness of Borrower and Restricted Subsidiaries to the Insurance Companies in respect to the Senior Secured Notes and (ii) the outstanding indebtedness of Borrower and its Restricted Subsidiaries under the Unsecured Lines.

     "Note(s)" means the Revolving Credit Notes.

     "Obligations" shall mean any and all Revolving Credit Loans, Letter of Credit Obligations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower or Guarantors (excluding the Obligations of HIL other than Obligations arising under its Guaranty) to the Banks and/or their Affiliates, including principal, interest, charges, fees, expenses, and foreign exchange obligations, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, whether now existing or hereafter arising, whether arising before, during or after the Revolving Credit Termination Date or after the commencement of any case with respect to Borrower or any Guarantor under the Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by the Banks including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of the Banks in the obligations of Borrowers or Guarantors to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower or any Guarantor under this Agreement or in connection with any of the foregoing, provided however, that indebtedness and obligations due to any of the Banks in connection with transactions between Borrower or any Guarantor and any such Bank separate from this Agreement shall not be deemed "Obligations".

     "OG Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of April 28, 2000 by and among Glamourette/OG, Inc., Olympic Group, Inc., Glamourette, Knitworks and Designers.

     "OG Note" means the $8,000,000 note issued by Glamourette/OG, Inc. in favor of Designers evidencing the indebtedness of Glamourette/OG, Inc. to Designers.

     "Optional Prepayment" has the meaning specified in Section 2.07 hereof.

     "Outstanding Credit Facilities" means at any time an amount equal to the sum of (a)-the aggregate principal amount of all outstanding Revolving Credit Loans plus (b) the Letter of Credit Obligations.

     "Participating Banks" means each Bank other than Chase.

     "Participation" has the meaning set forth in Section 4.01 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
Governmental Authority or other entity of whatever nature.

     "Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower, any Guarantor or any ERISA Affiliate or with respect to which Borrower, any Guarantor or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

     "Presence" when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

     "Prime Rate" means that rate of interest from time to time announced by Chase at its Principal Office as its prime commercial lending rate.

     "Prime Rate Loan" means any Revolving Credit Loan when and to the extent the Interest Rate therefor is based on the Prime Rate.

     "Principal Office" means the principal office of Chase, presently located at 1411 Broadway, 5th Floor, New York, New York 10018.

     "Prior Season Inventory" shall mean finished goods inventory of Designers, Knitworks, Vintage and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, which was manufactured for sale in a shipping season prior to the current shipping season, as the case may be, of Designers, Knitworks, Vintage or such other existing or future Subsidiary of the Borrower which has been approved by Agent.

     "Pro Rata Share" means (a) with respect to each Bank's Revolving Credit Commitment, a fraction, the numerator of which is such Bank's portion of the Revolving Credit Commitment and the denominator of which is the total of all the Bank's Revolving Credit Commitments; (b) with respect to each payment on the Revolving Credit Loans, a fraction, the numerator of which is the outstanding principal amount of all such Revolving Credit Loans owed to such Bank, and the denominator of which is the outstanding principal amount of all such Revolving Credit Loans owed to all Banks; and (c) with respect to Letters of Credit, the percentages set forth in Section 4.01 hereof.

     As of the date of this Agreement, the amount of each Bank's Revolving Credit Commitment and its Pro Rata Share of such Revolving Credit Commitment is as follows:

    Bank             Commitment          Pro Rata Share
    ----             ----------          ---------------
   Chase             $19,587,500                20%
   BOA               $14,690,625                15%
   HSBC              $19,587,500                20%
   CIT               $19,587,500                20%
   Fleet             $14,690,625                15%
   IDB               $ 9,793,750                10%

     "Prohibited Transaction" means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

     "Quarterly Date" means the last Banking Day of each March, June, September, and December.

     "Ratable Portion" means, at any time, a fraction, the numerator of which is the outstanding principal amount of the Outstanding Credit Facilities at such time, and the denominator of which is the sum of (a) the aggregate principal amount of the Senior Secured Notes outstanding at such time plus (b) the aggregate principal amount of the Outstanding Credit Facilities at such time.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in the United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any of the Banks of or under any United States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or in the regulations thereunder except for any such event for which the 30-day notice requirement is waived.

     "Required Banks" means at any time the Banks holding sixty-six and two-thirds (66-_%) percent of the aggregate Revolving Credit Commitment. In calculating the Revolving Credit Commitment of each Bank for purposes of this definition of "Required Banks", each Bank (other than Chase) shall be deemed to have a portion of the Trade Letter of Credit Commitment or the Standby Letter of Credit Commitment, as the case may be, equal to that Bank's Pro Rata Share of the Trade Letter of Credit Commitment or the Standby Letter of Credit Commitment, as the case may be, and Chase shall be deemed to have a portion of such Trade Letter of Credit Commitment or Standby Letter of Credit Commitment equal to one hundred percent (100%) minus the sum of the Pro Rata Shares of the other Banks.

     "Reserve Requirement" means, for any Eurodollar Loan for any Interest Period therefor, the rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against in the case of Eurodollar Loans, "Eurocurrency Liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (d) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 hereof or (e) any category of extensions of credit or other assets which include Eurodollar Loans. Agent will use its best efforts to promptly notify Borrower of any change of such Reserve Requirement.

     "Restricted Subsidiaries" means, individually and collectively, Designers, Glamourette, Knitworks, Vintage and any existing and future Subsidiaries of Borrower, except HIL and any subsidiary of HIL, together with their respective successors and assigns.

     "Revolving Credit Commitment" means the commitment of the Banks to lend, pursuant to their Pro Rata Share, Ninety Seven Million, Nine Hundred Thirty Seven Thousand Five Hundred ($97,937,500) Dollars to Borrower pursuant to the terms of this Agreement as such commitment may be reduced in accordance with
Section 2.07 hereof.

     "Revolving  Credit  Loan(s)"  has the  meaning  specified  in Section  2.01 hereof.

     "Revolving  Credit  Note(s)"  has the  meaning  specified  in Section  2.06 hereof.

     "Revolving Credit Termination Date" means August 31, 2003.

     "Second Quarterly Date" means the last day of the second Fiscal Quarter of each Fiscal Year.

     "Secured Parties" means Agent and each of the Banks.

     "Security Documents" means the Borrower Security Agreement, the Borrower Pledge Agreement and the Guarantor Security Agreements, the Designers Pledge Agreement, the Borrower Trademark Security Agreement, the Designers Security Agreement and the Vintage Trademark Security Agreement.

     "Senior Secured Notes" means the 7.05% Senior Secured Notes issued by Borrower in favor of the Insurance Companies pursuant to the Insurance Company Loan Documents in the original principal amount of $15,000,000 due January 2, 2008, as amended, transferred or exchanged from time to time, in accordance with the Insurance Company Loan Documents.

     "Solvent" means, when used with respect to any Person, that (a) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c)-such Person does not intend to, and does not believe that it will incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Standby Letter of Credit" means a Standby Letter of Credit issued by Chase for the account of Borrower.

     "Standby Letter of Credit  Commitment"  shall have the meaning set forth in
Section 3.05 hereof.

     "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

     "Supplemental Amount" shall mean, during each year, for each of the periods set forth below, the following amounts:

                Period                                      Supplemental Amount
-------------------------------------------------------     -------------------
Closing Date through and including September 30, 2000            $17,000,000
October 1, 2000 through and including October 31, 2000           $ 3,000,000
November 1, 2000 through and including November 30, 2000                  $0
December 1, 2000 through and including December 31, 2000                  $0
January 1, 2001 through and including February 3, 2001                    $0
February 4, 2001 through and including March 3, 2001                      $0
March 4, 2001 through and including March 31, 2001                        $0
April 1, 2001 through and including May 5, 2001                   $ 7,000,000
May 6, 2001 through and including June 2, 2001                    $15,000,000
June 3, 2001 through and including June 30, 2001                  $20,000,000
July 1, 2001 through and including August 4, 2001                 $24,000,000
August 5, 2001 through and including September 1, 2001            $18,000,000
September 2, 2001 through and including September 29, 2001        $11,000,000
From September 30, 2001 through and including
  the Revolving Credit Termination Date                                    $0

     "Third Quarterly Date" means the last day of the third Fiscal Quarter of each Fiscal Year.

     "Trade Letter of Credit" has the meaning specified in Section 3.01 hereof.

     "Trade Letter of Credit  Commitment"  has the meaning  specified in Section
3.01 hereof.

     "Trade Letter of Credit Obligations" means at any time an amount equal to the sum of (a)-the aggregate unused face amount of all outstanding Trade Letters of Credit, (b) the aggregate amount of all unreimbursed obligations on Trade Letters of Credit, and (c) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations.

     "Trademark   Agreement"  means  the  Trademark  Collateral  Assignment  and
Security Agreement executed by Borrower and the Restricted Subsidiaries to secure the Obligations and the Guaranty Obligations.

     "Uniform Customs and Practices" means, with regard to each Letter of Credit, the Uniform Customs and Practices for Documentary Letters of Credit (1993 Revisions), International Chamber of Commerce Publication No. 500, and any subsequent revision thereof adhered to by Chase on the date such Letter of Credit is issued.

     "Unsecured Lines" shall have the meaning set forth in Section 9.01(f) hereof.

     "Vintage Trademark Security Agreement" means the Trademark Collateral Assignment and Security Agreement executed and delivered by Designers under the terms of this Agreement.

     Section I.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

     Section I.3 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

     Section I.4 Rules of Construction. When used in this Agreement: (a) "or" is not exclusive; (b)-a reference to a law includes any amendment or modification to such law and any statutory amendments and recodifications; (c) a reference to a Person includes its permitted successors and permitted assigns; and (d)-a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents.

ARTICLE IA   ACKNOWLEDGMENT AND RESTATEMENT

     Section IA.01 Existing Obligations. Borrower and each Guarantor hereby acknowledges, confirms and agrees that Borrower is indebted to Banks for loans to Borrower under the Existing Agreement, as of the close of business on September 5, 2000, in the approximate aggregate principal amount of $18,700,000, plus the approximate aggregate amount of $20,503,581.73 in respect of Existing Letters of Credit, together with all interest accrued and accruing thereon, and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to Banks, without defense, offset or counterclaim of any kind, nature or description whatsoever. Such Letters of Credit shall constitute Letter of Credit Obligations hereunder.

     Section IA.02 Acknowledgment of Security Interests.

          (a Borrower and each Guarantor hereby acknowledges, confirms and agrees that Agent, for the ratable benefit of Banks, shall continue to have a security interest in and lien upon the Collateral (as defined in the Existing Agreement) heretofore granted to Banks pursuant to the Existing Loan Documents to secure the Obligations, as well as any Collateral granted to or held by Agent or any Bank under this Agreement or any of the other Loan Documents.

          (b The liens and security interests of Agent, for itself and the ratable benefit of Banks, in the Collateral shall be deemed continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Loan Documents, this Agreement or any of the other Loan Documents.

     Section IA.03 Acknowledgment of Existing Agreement. Borrower and each Guarantor hereby acknowledges, confirms and agrees that: (a) the Existing Loan Documents have been duly executed and delivered by Borrower and each Guarantor and each is in full force and effect as of the date hereof and (b) the agreements and obligations of Borrower and each Guarantor contained in the Existing Loan Documents constitute the legal, valid and binding obligations of Borrower and each Guarantor enforceable against it in accordance with their respective terms and Borrower and each Guarantor have no valid defense to the enforcement of such obligations.

     Section IA.04 Restatement. Except as otherwise stated in Section IA.02 hereof and this Section IA.04, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Documents are hereby amended and restated in their entirety, and as so amended and restated are replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of Borrower or each Guarantor for their Obligations heretofore incurred to Agent or any Bank. The amendment and restatement contained herein shall not, in any manner, be construed to constitute the payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations or any other obligations or liabilities of Borrower or each Guarantor evidenced by or arising under the Existing Loan Documents, and the liens and security interests securing such Obligations and such other obligations and liabilities shall not in any manner be impaired, limited, terminated, waived or released.

     Section IA.05 Release. Borrower and each Guarantor, for itself and its successors and assigns, does hereby remise, release, discharge and hold Agent and each Bank, its officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which Borrower or any Guarantor or its successors or assigns has had or may now or hereafter claim to have against Agent or any Bank or its officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Loan Documents or the arrangements set forth therein or transactions thereunder up to and including the date hereof.

ARTICLE II.   REVOLVING CREDIT LOANS

     Section II.1 Revolving Credit. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (the "Revolving Credit Loans") according to each such Bank's Pro Rata Share of the Revolving Credit Commitment, to Borrower from time to time during the period from the Closing Date up to but not including the Revolving Credit Termination Date, provided that the aggregate principal amount of all Revolving Credit Loans outstanding at any time does not exceed the lesser of (a)-the Revolving Credit Commitment minus the sum of: (i) the Letter of Credit Obligations and (ii) the aggregate amount of Borrower's and its Restricted Subsidiaries' outstanding obligations under the Unsecured Lines; and (b) the Net Borrowing Base minus the Letter of Credit Obligations ("Availability for Revolving Credit Loans"). Notwithstanding the foregoing, during the calendar months of November and December of each year, the aggregate principal amount of all Revolving Credit Loans shall not exceed, at any given time, eighty-five (85%) percent of the Net Amount of Eligible Accounts of Borrower and the Restricted Subsidiaries. Each Revolving Credit Loan which shall not utilize the Availability for Revolving Credit Loans in full shall be in the minimum amount set forth in Section 2.10 hereof. Subject to the terms hereof, the Borrower may borrow, make an optional Prepayment pursuant to Section 2.07 hereof, and reborrow under this Section 2.01 hereof.

     The failure of any Bank to make any requested Revolving Credit Loan to be made by it on the date specified for such Revolving Credit Loan shall not relieve any other Bank of its obligation (if any) to make such Revolving Credit Loan on such date, but no Bank shall be responsible for the failure by any other Bank to make such Revolving Credit Loans.

     Section II.2 Notice and Manner of Borrowing. Borrower shall give Agent telephonic notice, to be followed by written or telegraphic or facsimile notice in the form of Exhibit E hereto (effective upon receipt) of any Revolving Credit Loan by not later than 11:00 A.M. (New York time) on the date of such Revolving Credit Loan, and whether such Revolving Credit Loan shall be a Prime Rate Loan or Eurodollar Loan. Each of the foregoing notices (a "Borrowing Notice") must specify the date and the amount of such Revolving Credit Loan to the Agent and the Agent will promptly notify each Bank of receipt by the Agent of a Borrowing Notice and of the contents thereof. In the case of a Eurodollar Loan, the Borrowing Notice shall be received three-(3) Banking Days prior to such Eurodollar Loan and shall specify the Interest Period selected. Not later than 1:00 P.M. (New York time) on the date of a Revolving Credit Loan, each Bank will cause to be transmitted to the Agent, to the account set forth below, in immediately available funds, such Bank's Pro Rata Share of such Revolving Credit Loan. After the Agent's receipt of such funds, not later than 3:00 P.M. (New York time) on the date of a Revolving Credit Loan, and upon fulfillment of the applicable conditions set forth in Article VI, the Agent will make such Revolving Credit Loan available to Borrower in immediately available funds by crediting the amount thereof to the following accounts of Borrower or the Restricted Subsidiary or other accounts at Chase as designated by Borrower to
Agent:

                  Chase Account No. 323-092217 (Borrower)
                  Chase Account No. 323-092209 (Segue)
                  Chase Account No. 323-092144 (Designers)
                  Chase Account No. 323-092233 (Brands)
                  Chase Account No. 323-99999 (Vintage)

     Section II.3 Conversions. Borrower shall have the right to convert one type of Revolving Credit Loan into another type of Revolving Credit Loan at any time or from time to time; provided that: (a -Borrower shall give the Agent at least three (3) Banking Days notice of the conversion of a Prime Rate Loan into a Eurodollar Loan and (b) Eurodollar Loans may be prepaid or converted only on the last day of an Interest Period for such Eurodollar Loan. Agent shall promptly notify each Bank of any such conversion.

     Section II.4 Non-Receipt of Funds by Agent. Unless the Agent shall have received notice from a Bank, prior to the date on which such Bank is to provide funds to the Agent for a Revolving Credit Loan to be made by such Bank, that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to Agent on the date of such Revolving Credit Loan in accordance with Section 2.02 hereof and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Bank shall not have made such funds available to the Agent, such Bank agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, for three (3) Banking Days, at the customary rate set by the Agent for the correction of errors among banks; and thereafter, at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Revolving Credit Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Revolving Credit Loan. Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to any Bank hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, for three (3) Banking Days, at the customary rate set by the Agent for the correction of errors among banks and thereafter at the Prime Rate.

     Section II.5 Interest. Borrower shall pay interest to the Agent, for the account of the applicable Bank, on the outstanding and unpaid principal amount of the Revolving Credit Loans at a rate per annum equal to the Prime Rate for a Prime Rate Loan and at the Eurodollar Rate plus the Applicable Margin for a Eurodollar Loan. Any principal or interest amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

     The interest rate on each Prime Rate Loan shall change when the Prime Rate changes. Interest on each Revolving Credit Loan shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

     Accrued interest shall be due and payable (a) in the case of a Prime Rate Loan (i) in arrears on each Monthly Date, commencing with the first such date after such Prime Rate Loan, and (ii)-upon each payment or prepayment of principal on such Prime Rate Loan, (b) in the case of a Eurodollar Loan, at the end of each Interest Period, and (c) in the case of a prepayment that reduces the Revolving Credit Commitment in accordance with Section 2.07 hereof, upon each such prepayment.

     Section II.6 Notes. All Revolving Credit Loans made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of Exhibit F duly completed, in the principal amount equal to such Bank's Pro Rata Share of the total Revolving Credit Commitment, dated the date such bank becomes a Bank, payable to such Bank and maturing as to principal on the Revolving Credit

Termination Date (the "Revolving Credit Notes"). Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Revolving Credit Note held by it the amount of each Revolving Credit Loan, and the payment amount of each principal payment received by such Bank on account of the Revolving Credit Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Credit Loans made by such Bank; provided however, that the failure to make such notation with respect to any Revolving Credit Loan or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Revolving Credit Note held by such Bank. Each Bank agrees that prior to any assignment of the Revolving Credit Note, it will endorse the schedule attached to its Revolving Credit Note.

     Section II.7 Optional and Mandatory Prepayments.

          (a Borrower may prepay a Prime Rate Loan, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that, each partial prepayment shall be in a principal amount of not less than One Hundred Thousand Dollars ($100,000) (each such payment, an "Optional Prepayment"). Eurodollar Loans may only be prepaid at end of any Interest Period.

          (b During the term of this Agreement, Borrower shall make mandatory prepayments (i) in an amount equal, during any Fiscal Year, to the net proceeds received in excess of $250,000 in the aggregate, from the sale (other than a sale in the ordinary course of business) of all or any part of the assets of any Restricted Subsidiary; (ii)-in an amount equal to the net proceeds received by Borrower or any Restricted Subsidiary from the sale or issuance of any debt instrument or from the proceeds of the Key-Person Life Insurance Policies referenced in Section 8.11 hereof, and
     (iii) in an amount equal to the net proceeds received by Borrower or any Restricted Subsidiary under any property and casualty insurance policy, to the extent that, such proceeds are not used by Borrower or such Restricted Subsidiary to repair or replace the property which was the subject of such insurance claim, within a reasonable period of time but in no event later than six (6) months from the date such proceeds are received by Borrower or such Subsidiary, unless Borrower or such Subsidiary has taken action to affect such repair or replacement, as determined by Agent in good faith, or unless otherwise agreed to by Agent. So long as the Intercreditor Agreement remains in effect, notwithstanding anything to the contrary contained herein, the Banks shall be entitled to receive their Ratable Portion of the prepayments required to be paid under this Section 2.07(b) and if Agent shall be in receipt of any proceeds of such prepayments in excess of the Banks' Ratable Portion of such prepayments (the "Excess Prepayments"), Agent shall deliver such Excess Prepayments to the Note Agent (as defined in the Intercreditor Agreement). With respect to the prepayments received by Agent for the ratable benefit of Lenders under this Section 2.07(b), such prepayments shall be applied first, to the repayment of the then outstanding Revolving Credit Loans and second, at the discretion of Agent, to be held as Cash Collateral to secure Letter of Credit Obligations; provided that, any mandatory prepayment of the Revolving Credit Loans or amounts held as Cash Collateral to secure Letters of Credit hereunder shall permanently reduce the Supplemental Amount and the Revolving Credit Commitment on a dollar for dollar basis to the extent such proceeds are received by Agent in accordance with the terms of the Intercreditor Agreement (with respect to secured Letter of Credit Obligations such reduction will occur as Letter of Credit Obligations are satisfied by the Cash Collateral).

          (c To the extent that, at any given time, (i) the Outstanding Credit Facilities exceed the then effective Revolving Credit Commitment, or (ii) the Outstanding Credit Facilities exceed the sum of the Availability for Revolving Credit Loans plus the Letter of Credit Obligations, or (iii) the Revolving Credit Loans exceed the Availability for Revolving Credit Loans, the Borrower shall immediately pay to the Agent for the ratable benefit of the Banks a mandatory prepayment of the Revolving Credit Loans in an amount equal to such excess and/or Borrower shall immediately provide Cash Collateral for the Letter of Credit Obligations to the extent required to eliminate such excess. Any Cash Collateral deposited with the Agent for the ratable benefit of the Banks in accordance with the terms of this Section
     2.07 shall be credited, for purposes of the calculation of Availability for Revolving Credit Loans under Section 2.01 hereof, against the outstanding Letter of Credit Obligations subject to Section 2.07(d) hereof.

          (d In the event Eurodollar Loans are outstanding at the time of any mandatory prepayment under this Section 2.07 hereof, such mandatory prepayment shall be applied first to reduce any Prime Rate Loans outstanding to zero. Any remaining mandatory prepayment amount shall constitute Cash Collateral and shall be deposited by Agent in a segregated account to be applied to the Eurodollar Loans as more particularly set forth below. Such Cash Collateral shall be credited against Revolving Credit Loans for purposes of calculating Availability for Revolving Credit Loans. Such Cash Collateral shall be used to repay Eurodollar Loans as such loans mature. If the amounts in the segregated account are sufficient to pay (at maturity) the then outstanding Eurodollar Loans, any remaining portion of such Cash Collateral shall then be held as Cash Collateral in respect of any then outstanding Letter of Credit Obligations in accordance with Sections 2.07(b) and (c) hereof.

          (e Borrower may, without premium or penalty, reduce the Revolving Credit Commitment to an amount not less than the sum of the aggregate unpaid principal amount of all Revolving Credit Loans and Letter of Credit Obligations then outstanding. Each such reduction (i) shall be in an amount which is an integral multiple of $1,000,000, (ii) shall be made after providing not less than ten (10) Banking Days written notice to Agent, which notice shall state the amount of the payment to be made and shall confirm the amount of the Revolving Credit Commitment after giving effect to such payment, (iii) shall reduce, on a permanent basis, the Revolving Credit Commitment by an amount equal to the amount of such reduction, and
     (iv) shall be irrevocable. Once reduced, the Revolving Credit Commitment may not be increased. Borrower may reduce the Revolving Credit Commitment to $0 provided that the Revolving Credit Termination Date occurs simultaneously therewith.

     Section II.8 Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than noon (New York time) on the date when due in Dollars to the Agent at the Agent's Office in immediately available funds; if such payment is received after 12:00 p.m. noon (New York time), then such payment shall be credited on the next Banking Day. The Agent will promptly thereafter cause to be distributed to each Bank (a) such Bank's Pro Rata Share of the payments of principal and interest in like funds, and (b)fees or sums payable to such Bank in accordance with the terms of this Agreement, including, but not limited to, amounts due in accordance with Article-XIII.

     Borrower hereby authorizes the Agent to charge, from time to time, against any account it maintains with the Agent or any Bank, any such amount so due to the Agent and/or the Banks.

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
     Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall, in such case, be included in the computation of the payment of interest and other fees, as the case may be.

     Section II.9 Use of Proceeds. On and after the date hereof, the proceeds of the Revolving Credit Loans will be used by Borrower to provide working capital for Borrower and its Restricted Subsidiaries, including, to consummate the
Item-Eyes Acquisition, and the Trade Letters of Credit will be used for importation and purchasing of inventory by Borrower and its Restricted Subsidiaries.

     Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

     Section II.10 Minimum Amounts. Each Prime Rate Loan shall be in an amount at least equal to One Hundred Thousand ($100,000) Dollars and each Eurodollar Loan shall be in an amount at least equal to Two Million Five Hundred Thousand ($2,500,000) Dollars.

     Section II.11 Establishment of Loan Account; Blocked Accounts; Collection of Accounts.

          (a Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded the Revolving Credit Loans and other Obligations, all payments made by or on behalf of Borrower and all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the Loan Account shall be made in accordance with Agent's customary practices as in effect from time to time. The records of Agent shall be conclusive and binding, in the absence of manifest error.

          (b All proceeds of Collateral shall be deposited by Borrower and Restricted Subsidiaries into lockbox accounts, dominion accounts or such other blocked accounts (collectively, the "Blocked Accounts") at Chase. Borrower and Restricted Subsidiaries shall issue to Chase, an irrevocable letter of instruction in the form attached hereto as Exhibit G. All funds deposited in such Blocked Account shall immediately become the property of Agent. Neither Agent nor any Bank Party assumes any responsibility for any Blocked Account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by Chase thereunder. Alternatively, after the Collection Determination Date, Agent at its discretion may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower and Restricted Subsidiaries shall deposit all proceeds of Collateral or, at Agent's option, cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

          (c Until the authority of Borrower and Restricted Subsidiaries is terminated by Agent (which notice Agent may give at any time following the occurrence of the Collection Determination Date), Borrower and each of the Restricted Subsidiaries will, at their sole cost and expense, but on Agent's behalf and for Agent's account, collect into the Blocked Accounts, as Agent's property, and in trust for Agent, all amounts received in respect of the Accounts and shall not commingle such collections with any funds of Borrower or any of the Restricted Subsidiaries or use the same except as required to pay Obligations in accordance with the Loan
     Documents. Borrower and Restricted Subsidiaries shall, upon request, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of indebtedness.

          (d For purposes of calculating interest on the Obligations after the Collection Determination Date, proceeds of Collateral received in the Blocked Account will be applied to the Obligations in accordance with
     Section 2.08 hereof upon the receipt of collected funds by Agent in the Loan Account. If no Obligations are outstanding, Agent shall remit such payments or other funds to an account specified by Borrower.

          (e Borrower shall, until payment in full of the Obligations and termination of this Agreement, pay to Agent, for its sole account, on demand all usual and customary fees and expenses which Agent incurs in connection with the forwarding of proceeds of the Revolving Credit Loans and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 2.11 hereof. Agent may, without making demand, charge the account of Borrower for all such fees and expenses.

     Section II.12 Closing Fee. Borrower shall pay to Agent, for the ratable benefit of Banks, a closing fee in the amount of $150,000, which fee shall be fully earned and payable as of the date hereof.

     Section II.13 Commitment Fee. If, for any Agreement Quarter (as defined below) during the term of this Agreement, the average daily unpaid balance of the Revolving Credit Loans plus Letter of Credit Obligations for Borrower for each day of such quarter does not equal the Revolving Credit Commitment, then Borrower shall pay to Agent, for the ratable benefit of Banks, a fee at a rate equal to one eighth of one percent (1/8%) per annum on the amount by which the Revolving Credit Commitment exceeds such aggregate average daily unpaid balance of the Revolving Credit Loans plus Letter of Credit Obligations for Borrower. Such fee shall be payable by Borrower to Agent in arrears on the last day of each quarter, shall be fully earned as of the date of payment and shall not be subject to refund, rebate or proration for any reason whatsoever. For the purposes of this Section 2.13 only, the term "Agreement Quarter" shall mean each calendar quarter of each calendar year.

ARTICLE III.  LETTERS OF CREDIT

     All references to Chase in this Article shall refer to Chase in its capacity as the Letter of Credit Issuing Bank.

     Section III.1 Trade Letters of Credit. Chase agrees, on the terms and conditions hereinafter set forth, to issue trade letters of credit payable at sight with a maturity date of up to one hundred eighty (180) days from the date of issuance ("Trade Letters of Credit") for the account of Borrower, during the period from the Effective Date to five (5) Banking Days prior to the Revolving Credit Termination Date; provided that, at no time will the outstanding Trade Letter of Credit Obligations exceed the least of (a) Sixty Million Dollars

($60,000,000) less all Letter of Credit Obligations (other than Trade Letter of Credit Obligations), or (b) the Revolving Credit Commitment less the aggregate of: (i) outstanding Revolving Credit Loans, (ii) Letter of Credit Obligations (other than Trade Letter of Credit Obligations) and (iii) the amounts outstanding under Unsecured Lines or (c) the Net Borrowing Base less outstanding Revolving Credit Loans and Letter of Credit Obligations other than Trade Letter of Credit Obligations (the "Trade Letter of Credit Commitment"); provided further that, Chase will not be required to issue a Trade Letter of Credit with a maturity date of more than 90 days after the Revolving Credit Termination Date, provided however, all of such outstanding Trade Letters of Credit Obligations and/or Standby Letters of Credit Obligations, as of five (5) Banking Days prior to the Revolving Credit Termination Date, are secured by Cash Collateral at one hundred and five (105%) percent of the face value.

     Title documents shall be consigned to Chase at Chase's request; provided that with respect to any Existing Letters of Credit for delivery of goods from outside of the United States into the United States, within five (5) Banking Days of the Closing Date, Borrower shall apply for amendments to such Letters of Credit to provide that all title documents related to such goods shall be consigned to Chase.

     Section III.2 Reimbursement Obligation. Borrower will pay Chase, on demand at Chase's Principal Office, in immediately available funds, the amount required to reimburse Chase in respect of Chase's payment of each Instrument. Such reimbursement shall be made with interest at the Default Rate on Revolving
Credit Loans from the date of Chase's demand for reimbursement of such Instrument to the date of reimbursement. If the Instrument is in foreign currency, such reimbursement shall be in Dollars at Chase's selling rate for cable transfers to the place of payment of the Instrument current on the date of payment or of Chase's settlement of its obligation, as Chase may require. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in New York for effecting such transfers, Borrower will pay Chase on demand an amount in Dollars equivalent to Chase's actual cost of settlement of its obligation however or whenever Chase shall make such settlement, with interest at the Prime Rate for Revolving Credit Loans from the date of settlement to the date of payment. Borrower will comply with all governmental exchange regulations now or hereafter applicable to each Letter of Credit or Instrument or payments related thereto and will pay Chase, on demand, in Dollars, such amount as Chase may be or may have been required to expend on account of such regulations. Chase may debit, or direct any other Bank to debit, any account or accounts maintained by Borrower with any office of Chase or any other Bank or any of their respective Subsidiaries or Affiliates (now or in the future) and apply the proceeds to the payment of any and all amounts owed by Borrower to Chase hereunder, and such Bank, Subsidiary or Affiliate shall be authorized to act in accordance herewith and shall treat this authorization as irrevocable.

     Section III.3 Payment of Commissions, Expenses and Interest. Borrower will pay Chase, on demand, Chase's commission and all charges, costs, and expenses paid or incurred by Chase in connection with any Letter of Credit, and interest where chargeable, including reasonable fees and charges of counsel, or reasonable costs allocated by Chase's internal legal department in connection with the enforcement of this Agreement or any Letter of Credit. Unless otherwise agreed:

          (a commissions payable hereunder shall be at the rate customarily charged by Chase at the time in like circumstances;

          (b interest payable under this Article III on amounts not paid when due shall be at the lesser of (i the maximum rate permissible under applicable Law and (ii) the Default Rate; and

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
          (c in addition to commissions, fees and amounts otherwise payable with respect to the issuance of the Letter of Credit, Borrower shall pay to Chase on demand such amounts as Chase, in its sole discretion, determines are necessary to compensate it for any cost attributable to its issuing or having outstanding such Letter of Credit resulting from the application of any Law or regulation applicable to Chase regarding any reserve, assessment, capital adequacy or similar requirements relating to letters of credit or the reimbursement agreements with respect thereto or to similar liabilities or assets of Chase whether existing at the time of issuance of the Letter of Credit or adopted thereafter including, but not limited to, fees and amounts payable with respect to amendments to and increases of a Letter of Credit. Borrower acknowledges that there may be various methods of allocating costs to the Letter of Credit and agrees that Chase's allocation for purposes of determining the costs referred to above shall be conclusive and binding upon Borrower provided such allocation is made in good faith.

          In addition to any and all of Chase's customary issuance fees and other expenses to be paid by Borrower with respect to a Trade Letter of Credit, Borrower shall pay to Chase under a Trade Letter of Credit a fee for each draw in the amount of the greater of (x) one-quarter of one percent (.25%) of the amount drawn under such Trade Letter of Credit ("Trade Letter of Credit Fee") and (y)-Chase's minimum fee for draws under letters of credit, as in effect from time to time. All such fees shall be due and payable at the time of drawing.

     Section III.4 Proper Drawing; Chase's Honoring. Chase may accept or pay any Instrument presented to it on or before the expiration date set forth in the related Application. Except insofar as written instructions may be given by an Authorized Person expressly to the contrary, and prior to Chase's issuance of a Letter of Credit:

          (a Chase may honor the related Instrument(s) in an amount or amounts not exceeding the amount of such Letter of Credit, although shipment(s) in excess of the quantity called for under such Letter of Credit are made, and

          (b Chase may honor, as complying with the terms of such Letter of Credit and of the Application relating to it, any Instrument or other document otherwise in order signed or issued by a person purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such Instruments or other documents.

     Section III.5 Standby Letters of Credit. Chase may open, at Borrower's request, Standby Letters of Credit; provided, that, the aggregate amount of Standby Letters of Credit shall not, at any given time, exceed $1,000,000 (the "Standby Letter of Credit Commitment"). No Standby Letter of Credit shall have a stated expiration date later than the earlier of (a) 364 days from the date of issuance or (b) the Revolving Credit Termination Date, unless collateralized as provided in Section 3.01 hereof. For the purpose of calculating the Net Availability, Standby Letters of Credit shall be deemed Revolving Loans. In addition to all other fees, commissions and other amounts otherwise payable with respect to issuance of Letters of Credit, Borrower shall pay to Chase an amount equal to the greater of (i) two and one quarter (2 1/4%) percent of the face amount of each Standby Letter of Credit payable upon issuance (the "Standby Letter of Credit Fee") and (ii) Chase's minimum fee for issuance of letters of credit, as in effect from time to time.

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
     Section III.6 Amendment; Change; Modification; No Waiver. In the event of any amendment, change or modification relating to a Letter of Credit or any Instruments or documents called for thereunder, including waiver of noncompliance of any such Instruments or documents with the terms of such Letter of Credit, this Agreement shall be binding upon Borrower with regard to such Letter of Credit as so amended, changed, or modified, and to any act taken by Chase or any of its correspondents relating thereto. No amendment, change, waiver, or modification to which Chase has consented shall be deemed to mean that Chase will consent or has consented to any other or subsequent request to amend, change, modify or waive a term of such Letter of Credit. Chase shall not be deemed to have waived any of its rights hereunder, unless Chase or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

     Section III.7 U.C.P.; Agreements and Acknowledgments; Indemnification. The Uniform Customs and Practice shall be binding on Borrower and Chase, except to the extent it is otherwise expressly agreed. It is also agreed that:

          (a user(s) of a Letter of Credit shall not be deemed agents of Chase;

          (b none of Chase, its Affiliates, Subsidiaries, or its correspondents shall be responsible for:

               (i failure of any Instrument to bear any reference to the related Letter of Credit or inadequate reference in any Instrument to such Letter of Credit, or failure of any document (other than documents expressly required to be presented under such Letter of Credit) to accompany any Instrument at negotiation, or failure of any person to note the amount of any Instrument on the reverse of a Letter of Credit, or to surrender or take up a Letter of Credit or to forward documents apart from Instruments as required by the terms of such Letter of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed may be waived by Chase; or

               (ii errors, omissions, interruptions or delays in transmission, or delivery of any message, by mail, telex, cable, telegraph, wireless or other teletransmission or by oral instructions, whether or not they may be in cipher;

          (c Chase shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents;

          (d Borrower will promptly examine:

               (i any copy of a Letter of Credit (and of any amendments the thereof) sent to it by Chase; and

               (ii all Instruments and documents delivered to it, from time to time, and, in the event of any claim of non compliance with Borrower's instructions or other irregularity, Borrower will immediately notify Chase thereof in writing, Borrower being conclusively deemed to have waived any such claim against Chase and its correspondents unless such notice is given as aforesaid;

          (e any action, inaction or omission on the part of Chase or any of its correspondents, under or in connection with a Letter of Credit or the related Instruments, documents or property, if, in good faith, shall be binding upon Borrower and shall not place Chase or any of its correspondents under any liability to Borrower; and

          (f in the event that Chase shall preassign a letter of credit number or numbers to Borrower, Borrower shall keep such number(s) confidential and shall not disclose any such number to any Person until the Letter of Credit to which such number relates has been approved by Chase.

     Borrower agrees to hold Chase, each Affiliate and Subsidiary of Chase, Collateral Monitor, each Bank, each Affiliate and Subsidiary of each Bank, each of their officers, directors, employees and correspondents indemnified and harmless against any and all claims, loss, liability or damage, including reasonable counsel fees, howsoever arising from or in connection with any Letter of Credit or any Application, including, without limitation, any such claim, loss, liability or damage arising out of any transfer, sale, delivery, surrender or endorsement of any document at any time(s) held by Chase or any of its Affiliates or Subsidiaries, or held for the account of any one of them by any correspondent of any of them, or arising out of any action for injunctive or other judicial or administrative relief arising out of or in connection with any Letter of Credit and affecting, directly or indirectly, Chase, or each Affiliate or Subsidiary of Chase.

     Section III.8 Licenses; Insurance; Regulations. Borrower will procure promptly any necessary import, export or other licenses for the import, export or shipping of the property shipped under or pursuant to or in connection with each Letter of Credit, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof, and will furnish such certificates in that respect as Chase may, at any time(s), require, and will keep such property adequately covered by insurance in amounts, against risks and with companies satisfactory to Chase, and will assign the policies or certificates of insurance to Chase, or will make the loss or adjustment, if any, payable to Chase, at Chase's option, and will furnish Chase, on its demand, with evidence of acceptance by the insurers of such assignment. Should the insurance upon such property for any reason be unsatisfactory to Chase, Chase may, at Borrower's expense, obtain insurance satisfactory to Chase.

     Each Application for a Trade Letter of Credit hereunder shall constitute the warranty and certification made by Borrower that no shipment or payment to be made in connection with such Trade Letter of Credit violates or will violate any Law or any United States export, currency control, or other regulations.

     Section III.9 Airway and Steamship Guaranties. Chase may, in its discretion, issue a letter of indemnity or such other document requested by the party in possession of merchandise to enable Borrower to take possession of such merchandise forthwith without production of the shipping documents (an "Airway Guaranty" or "Steamship Guaranty", as the case may be). Such Airway Guaranty or Steamship Guaranty shall be deemed a part of the Letter of Credit Obligations and shall be included as such in calculation of the Borrowing Base, provided, however, that any merchandise which is the subject of such Airway Guaranty or Steamship Guaranty shall not be included in Eligible Inventory or Eligible In-Transit Inventory or Eligible Trade Letters of Credit.

     Section III.10 Additional Security. If a temporary restraining order or an injunction (preliminary or permanent) or any similar order is issued in connection with any Letter of Credit or any Instrument or documents relating thereto, which order, injunction, or similar order may apply, directly or


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
indirectly, to Chase, Borrower shall, on demand, deliver, convey, transfer, or assign to the Agent additional security of a value and character satisfactory to Chase, or make such payment as Chase may require.

     Section III.11 Continuing Rights and Obligations. Chase's rights hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any property which may be held as Collateral at any time(s), or of any rights or interest therein. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Chase shall impair Chase's rights or powers hereunder.

     Section III.12 Instructions; No Liability. Instructions may be honored by Chase when received from an Authorized Person. Borrower may furnish Chase with written confirmation of any such Instruction, but Chase's responsibility with respect to any Instruction shall not be affected by its failure to receive, or the content of, such confirmation. Chase shall have no responsibility to notify Borrower of any discrepancies between Borrower's instructions and its written confirmation, and in the event of any such discrepancy, the original Instruction shall govern. Chase shall be fully protected in, and shall incur no liability to Borrower for, acting upon any Instructions or any oral, written, telephone, teleprocess, electronic, or other amendments thereto which Chase in good faith believes to have been given by any Authorized Person, and in no event shall Chase be liable for special, consequential, or punitive damages. Chase may, at its option, use any means of verifying any Instruction received by it. Chase also may, at its option, refuse to act upon any instruction or other communication or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal. All such authorizations and instructions shall continue in full force and effect unless Chase may elect to act upon additional instructions delivered to it by Borrower prior to the issuance of a Letter of Credit in reliance upon the original Instructions.

     Section III.13 Steamship Guaranty. Any Steamship Guaranty which the Letter of Credit Issuing Bank may issue from time to time at its sole discretion will be deemed Trade Letter of Credit Obligations.

ARTICLE IV.  PARTICIPATION

     Section IV.1 Participating Banks' Pro Rata Shares. Subject to the terms and conditions hereinafter set forth in this Article IV, Chase hereby agrees to sell and each Participating Bank hereby agrees to purchase a risk participation
("Participation") from Chase in each Letter of Credit to the extent of the percentage set forth below opposite such Bank's name (as such percentage may be reduced or otherwise modified from time to time in accordance with the terms of this Article IV):

           Bank                   Pro Rata Share
           ----                   --------------
           BOA                          15%
           HSBC                         20%
           CIT                          20%
           Fleet                        15%
           IDB                          10%

     Section IV.2 Sale and Purchase of Participation. Each Participating Bank hereby irrevocably and unconditionally agrees to purchase, and Chase hereby agrees to sell and transfer to each Participating Bank, an undivided fractional interest equal to such Participating Bank's Pro Rata Share in each Letter of Credit upon issuance thereof and each draw thereunder upon such drawing, and in the obligations of Borrower in respect of each such Letter of Credit under this Agreement and the Letter of Credit (including all related payments and recoveries to which such Participating Bank is entitled pursuant to Section 4.05 hereof).

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
     Section IV.3 Participation in Fees and Collateral; Relationship. Chase shall pay each Participating Bank its Pro Rata Share of each Trade Letter of Credit Fee and Standby Letter of Credit Fee. This fee shall be due and payable promptly, after such Fee is paid to Chase, in arrears on each Quarterly Date.

     The relationship between Chase (in its capacity as seller) of a Participation pursuant to this Article IV) and each Participating Bank (in its capacity as purchaser of a Participation pursuant to this Article IV) is and shall be that of a purchaser and seller of a property interest and not a creditor-debtor relationship or joint venture. Chase (in its capacity as seller of a Participation pursuant to this Article-IV) shall owe each Participating Bank (in its capacity as purchaser of a Participation pursuant to this Article
IV) no duty except as specifically set forth in this Article IV.

     Section IV.4 Procedures. Whenever a draw shall be made under a Letter of Credit and Borrower shall fail to reimburse Chase therefor in accordance with this Agreement, Chase will promptly notify each Participating Bank regarding such draw as follows: (a) the date of such draw, and (b) the amount of such draw or payment. Although Chase shall be responsible for paying each such draw on each Letter of Credit, each Participating Bank shall bear its Pro Rata Share of the credit risk associated with each such draw. Accordingly, in the event that the amount of any such draw is not paid in full by or on behalf of Borrower when required in accordance with the terms of this Agreement, for any reason, Chase shall give prompt notice by telephone (promptly confirmed in writing) or telex to each Participating Bank of such event. Upon receipt of such telephone or telex notice, each Participating Bank shall cause to be transmitted to Chase, to an account to be specified by Chase, an amount in immediately available funds equivalent to its Pro Rata Share of such draw or payment in such manner to ensure that such funds are received by, and available to, Chase by 3:00 P.M., New York City time, on the date demand therefor was made by Chase (if demand was made by 11:00 A.M., New York City time) or by 10:00 A.M., New York City time, on the Banking Day following the date demand therefore was made (if demand was made after 11:00 A.M., New York City time) and any such payment by each Participating Bank shall be deemed a Revolving Loan.

     Chase shall advise each Participating Bank quarterly of its Pro Rata Share of the Letter of Credit Obligations. In addition, Chase shall supply any notices of reasonable requests in the ordinary course of business.

     Section IV.5 Collections and Remittances. Whenever Chase receives any payment, interest reimbursement, collection, recovery, setoff, counterclaim or banker's lien on account of a Letter of Credit, whether from Borrower, the Collateral, or otherwise, it shall allocate such receipt as follows:

          (a First, to the payment of taxes, assessments, insurance premiums, legal fees, or for similar purposes as required by the Letter of Credit, as the case may be, or any other Loan Document, and, if previously paid by Chase, such sums shall be retained by Chase; and

          (b Second, in the event Borrower fails to reimburse Chase, when due, for any draw under a Letter of Credit, and Chase receives a payment of or on account of such defaulted amount as to which a Participating Bank has paid Chase the amount of its Pro Rata Share pursuant to Section 4.04 hereof, that portion of the amount received shall be allocated between each such Participating Bank and Chase pro rata, with each such Participating Bank's percentage of the principal amount based on its Pro Rata Share and with each such Participating Bank's portion of the interest and fees on its Pro Rata Share based upon the amounts set forth above.

     If any payment received by Chase and distributed or credited to a Participating Bank is later rescinded or is otherwise returned by Chase for whatever reason (including, without limitation, settlement of an alleged claim), each such Participating Bank, upon demand by Chase, shall immediately pay to Chase, such Participating Bank's Pro Rata Share of the amount so returned, with interest at the Federal Funds Rate from and after the date of demand. The covenants contained in this paragraph shall survive the termination of this Agreement.

     Section IV.6 Sharing of Setoffs and Collections. Each Participating Bank agrees that to the extent any payment is received by it on any of Borrower's obligations under a Letter of Credit, whether by counterclaim, setoff, banker's lien, by realizing on collateral or otherwise and such payment results in such Participating Bank receiving a greater payment than it would have been entitled to under Section 4.05 hereof had the total amount of such payment been paid directly to Chase for disbursement according to that Section, then such Participating Bank shall immediately purchase for cash from Chase an additional Participation and a participation from the other Participating Banks in such Letter of Credit (subject to the same terms and conditions provided for herein), sufficient in amount so that such payment shall effectively be shared pro rata with Chase and the other Participating Banks in accordance with the amount, and to the extent, of their respective interests in the Letter of Credit; provided however, that if all or any portion of such payment is thereafter recovered from such Participating Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery upon demand by such Participating Bank with interest at the Federal Funds Rate from and after the date of demand.

     Section IV.7 Indemnification; Costs and Expense. To the extent not reimbursed by Borrower, and without limiting the obligation of Borrower to do so, each Participating Bank agrees to, on demand, reimburse Chase for, indemnify Chase against, and hold Chase harmless from, to the extent of each such Participating Banks Pro Rata Share of, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever (including, without limitation, disbursements necessary, in the judgment of Chase, to preserve or protect the Collateral), that may, at any time, be imposed on, incurred by, or asserted against Chase in any way relating to this Agreement, a Letter of Credit, the Collateral or any other Revolving Credit Loan Document or other instrument relating to any of the foregoing, or the transactions contemplated thereby and hereby, or any action taken or omitted by Chase under or in connection with any of the foregoing; provided however, that no Participating Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Chase's gross negligence or willful misconduct. The covenants contained in this Section 4.07 hereof shall survive the termination of this Agreement.

     Section IV.8 Administration; Standard of Care. Chase will administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances. Except as expressly set forth in the third paragraph of this
Section 4.08, Chase shall be entitled to use its discretion in taking or refraining from taking any actions in connection with any of the foregoing as if it were the sole party involved in any of the foregoing and no Participation existed.

     Each Participating Bank acknowledges that its Participation hereunder is without recourse to Chase and that each such Participating Bank expressly assumes all risk of loss in connection with its Participation in the Letters of Credit as if such Participating Bank had directly provided such Letters of Credit. Chase shall have no liability express or implied, for any action taken or omitted to be taken by Chase or for any failure or delay in exercising any right or power possessed by Chase under any of the Loan Documents except for actual losses, if any, suffered by any Participating Bank that are proximately caused either by Chase's gross negligence or by Chase's willful misconduct. Without limiting the foregoing, Chase (a) may consult with legal counsel, independent public accountants, appraisers, and other experts, selected by Chase, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons, (b)-shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, telegraph, telex, telecopy, TWX, or other telecommunication device) believed by Chase to be genuine and correct and to have been signed, sent, or made by the proper person, (c) makes no warranty or representation of any kind or character relating to Borrower or the Collateral, and shall not be responsible for any warranty or representation made in or in connection with any of the Loan Documents, (d) makes no warranty or representation as to, and shall not be responsible for the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectability of any of the Loan Documents, for any failure by Borrower or any Person to perform its obligations thereunder, for Borrower's use of the proceeds therefrom, or for the preservation of the Collateral or the loss, depreciation, or release thereof, (e) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by Chase or any Participating Bank in connection with, or otherwise referred to in, any of the Loan Documents, and (f) shall not be required to make any inquiry concerning the observance or performance of any agreement contained in, or conditions of, any of the Loan Documents, or to inspect the property, books, or records of Borrower or any Person.

     Notwithstanding the provisions of the first paragraph of this Section 4.08, Chase agrees that it will not take any of the following actions without the written consent of each Participating Bank: (i) -waive any Event of Default;
(ii)-extend the maturity date of any Letter of Credit beyond ninety (90) days after the Revolving Credit Termination Date; (iii) increase the amount of the Trade Letter of Credit Commitment or the Standby Letter of Credit Commitment;
(iv) reduce the fees charged on the Letters of Credit below the amount required to be paid to Chase or to the Participating Banks pursuant to the terms of this
Article IV; or (v) release any Guarantor or any Collateral, except as otherwise contemplated in any Loan Documents. Chase shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Participating Banks.

     Chase and the Participating Banks may lend money to, accept deposits from, and generally engage in any kind of business with Borrower as freely as though no Participation had been granted to a Participating Bank.

     Section IV.9 Independent Investigation by the Participating Banks. Each Participating Bank acknowledges (a) that Chase has provided such Participating Bank with copies of all of the Loan Documents and Borrower has provided or granted such Participating Bank access to, certain financial data and other information pertaining to Borrower and the Guarantor that such Participating Bank has requested in order to enable it to make an independent, informed judgment with respect to the desirability of purchasing Participation in the Letters of Credit, (b) that Chase has not made any representations or warranties to such Participating Bank and that no prior or future act by Chase, including, without limitation, any review of the affairs of Borrower, shall be deemed to constitute a representation or warranty of Chase, and (c) that such Participating Bank has independently, without reliance upon Chase, and based on such information as such Participating Bank has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial condition, and general credit worthiness of Borrower, made its own analysis of the value and Lien status of any Collateral, and made its own decision to execute this Agreement and thereby purchase a Participation in accordance with this Article IV in the Letters of Credit. Each Participating Bank agrees that, independently and without reliance upon Chase or any representations or statements of Chase, and based on such information as such Participating Bank deems appropriate at the time, it will continue to make and rely upon its own credit analysis and decisions in taking or not taking any action under this Article IV or any of the Loan Documents.

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
     Section IV.10 Participating Banks' Ownership of Interests in the Participation; Repurchases by Chase. Each Participating Bank hereby represents and warrants to Chase that the purchase of its Participation in the Letters of Credit (a) is legal pursuant to the Law under which such Participating Bank is organized and operates, (b) has been duly authorized and approved by all necessary action of the management of such Participating Bank, and (c) is made for such Participating Bank's own account.

     Upon the occurrence of an Event of Default and failure to consent to a change in this Agreement where such Participating Bank's consent is required pursuant to this Article IV, Chase, or any party designated by it, shall have the right (but not the obligation) to repurchase such Participating Bank's Participation in any Letter of Credit for a purchase price equal to any unpaid amount due the Participating Bank with respect to such Participation. Upon demand and payment therefor, such Participating Bank shall promptly transfer to Chase its Participation in any such Letter of Credit by executing and delivering to Chase an instrument of transfer in form and substance satisfactory to Chase and such Participating Bank; provided however, that failure by such
Participating Bank to do so shall not affect Chase's repurchase of such Participating Bank's Participation in any such Letter of Credit, which repurchase shall be effective upon payment therefor by Chase to such Participating Bank. At any time before each payment, Chase may withdraw and terminate its offer to repurchase such Participating Bank's Participation in any such Letter of Credit prior to the payment of such price.

ARTICLE V.  GUARANTY

     Section  V.1  Guaranty.  Each  Guarantor  hereby,  jointly  and  severally, irrevocably, absolutely and unconditionally guarantees to each Bank Party and their successors, endorsees, transferees and assigns the prompt and complete payment by Borrower, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all indebtedness, obligations and liabilities of Borrower to each Bank Party now existing or hereafter incurred under or arising out of or in connection with the Notes, the Letters of Credit, including any Airway Guaranty or Steamship Guaranty, this Agreement and the other Loan Documents whether for principal, interest, reimbursement obligations, fees, expenses, or otherwise and all other obligations of Borrower to each Bank Party (all such indebtedness, obligations and liabilities being herein called the "Obligations"); and agrees to pay on demand any and all expenses, (including counsel fees and expenses) which may be paid or incurred by any Bank Party in collecting any or all of the Obligations and/or enforcing any rights under any of the Loan Documents or under the Obligations (the "Guaranty"). The Guaranty of each Guarantor of the payment of the Obligations is such Guarantor's "Guaranty Obligation".

     Section V.2 Guarantor's Guaranty Obligations Unconditional.

     (a) Each Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or, the rights of any Bank Party with respect thereto. The obligations and liabilities of each Guarantor under this Guaranty shall be to the extent permitted by applicable law absolute and unconditional irrespective of: (i)-any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (iii) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstances which might otherwise constitute a defense (other than indefeasible payment in full) available to, or a discharge of, Borrower or any other guarantor in respect of the Obligations of any Guarantor in respect of this Guaranty.

     (b) This Guaranty is a continuing guaranty and shall remain in full force and effect until: (i)-the payment in full of all the Obligations and the termination of the Commitment; and (ii) the payment of the other expenses to be paid by the Guarantors pursuant hereto. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if, at any time, any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be returned by any Bank Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or otherwise, all as though such payment had not been made.

     (c) The obligations and liabilities of each Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by the Agent or any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

     (d) Each Guarantor hereby consents that, without the necessity of any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Bank Party may be rescinded by such Bank Party and any of the Obligations continued after such rescission.

     Section V.3 Waivers. To the extent permitted by applicable law, each Guarantor hereby waives: (a) promptness and diligence; (b) notice of or proof of reliance by any Bank Party upon this Guaranty or acceptance of this Guaranty;
(c) notice of the incurrence of any Obligation by Borrower or the renewal, extension or accrual of any Obligation; (d) notice of any actions taken by any Bank Party or Borrower or any other party under any Loan Document, or any other agreement or instrument relating to the Obligations; (e) all other notices, demands and protests, and all other formalities of every kind other than such as are provided for in the Loan Documents in connection with the enforcement of the Obligations or of the obligations of any Guarantor hereunder, the omission of or delay or which, but for the provisions of this Section 5.03, might constitute grounds for relieving any Guarantor of its obligations hereunder; and (f) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against Borrower or any other Person or any Collateral.

     Section V.4 Subrogation. Each Guarantor agrees that it hereby defers any rights which it may acquire by way of subrogation under this Guaranty, whether acquired by any payment made hereunder, by any setoff or application of funds of such Guarantor by any Bank Party or otherwise until the Obligations have been paid in full.

     Section V.5 Limitation of Liability. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

ARTICLE VI.  CONDITIONS PRECEDENT

     Section VI.1 Conditions Precedent to Initial Use of a Credit Facility on and after the Closing Date. The obligations of the Banks on or after the Closing Date to make a Revolving Credit Loan and the obligation of Chase to issue the initial Letter of Credit is subject to the condition precedent that the Banks shall have received on or before the Closing Date each of the following documents, in form and substance satisfactory to the Banks and their counsel, and each of the following requirements shall have been fulfilled:

     (a) Evidence of Due Organization and all Corporate Actions by Borrower and each Guarantor. A certificate of the Secretary or Assistant Secretary of
Borrower and each Guarantor, dated the Closing Date, attesting to the certificate of incorporation and by-laws of Borrower and each Guarantor and all amendments thereto and to all corporate actions taken by Borrower and each Guarantor, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents, and each other document to be delivered pursuant to the Loan Documents;

     (b) Incumbency and Signature Certificates of Borrower and each Guarantor. A certificate of the Secretary or Assistant Secretary of Borrower and each Corporate Guarantor, dated the Closing Date, certifying the names and true signatures of the officers of Borrower and each Guarantor authorized to sign the Loan Documents to which it is a party, and the other documents to be delivered pursuant to the Loan Documents;

     (c) Good Standing Certificates of Borrower and each Guarantor. A Certificate, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of Borrower and each Guarantor certifying as to the due incorporation and good standing of Borrower or such Guarantor and certificates, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of each other jurisdiction where Borrower and each Guarantor is required to be qualified to conduct business, certifying that Borrower or such Guarantor is duly qualified to do such business and is in good standing in each such state;

     (d) Notes. The Revolving Credit Notes;

     (e) Borrower Security Agreement. Borrower Security Agreement duly executed by Borrower together with (i) duly executed UCC-1 financing statements and UCC-3 financing statements with respect to UCC-1 financing statements previously filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable to perfect the security interest created by such Security Agreement; and (ii) Uniform Commercial Code searches identifying all of the financing statements on file with respect to Borrower in all jurisdictions referred to under (i), including the financing statements filed by the Agent against such party indicating that no party other than the Agent claims an interest in any of the Collateral except with respect to Permitted Liens;

     (f) Guarantor Security Agreements. Guarantor Security Agreements duly executed by the Guarantors (other than HIL) together with (i) duly executed UCC-1 financing statements and UCC-3 financing statements with respect to all UCC-1 financing statements previously filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable to perfect the security interest created by such Security Agreement; and (ii)-Uniform Commercial Code searches identifying all of the financing statements on file with respect to the Guarantors (other than HIL) in all jurisdictions referred to under (i) including the financing statements filed by the Agent against such party indicating that no party other than the Agent claims an interest in any of the Collateral except with respect to Permitted Liens;

     (g) Borrower Pledge Agreement. Borrower Pledge Agreement duly executed by Borrower, together with the certificates representing the shares pledged pursuant to Borrower Pledge Agreement and undated stock powers executed in blank for each such certificate;

     (h) Borrower Trademark Security Agreement. Borrower Trademark Security Agreement and the Special Power of Attorney related thereto each duly execute by Borrower;

     (i) Designers Pledge Agreement. Designers Pledge Agreement duly executed by Designers, together with the certificates representing the shares pledged pursuant to the Designers Pledge Agreement and undated stock powers executed in blank for such certificates;

     (j) Guarantor Trademark Security Agreement. Designers Trademark Security Agreement and Vintage Trademark Security Agreement and the Special Power of Attorneys related to the foregoing, each duly executed by Designers and Vintage;

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
     (k) Intercreditor Agreement. Amended and Restated Intercreditor Agreement duly executed by each of the Insurance Companies and the Banks;

     (l) Opinions of Counsel for Borrower and Guarantors. A favorable opinion of Willkie Farr & Gallagher, counsel for Borrower and each Guarantor, addressed to all Banks, dated the Closing Date;

     (m) Insurance Coverage. A certificate from Borrower's and Guarantors' insurance carriers evidencing the coverage required by Section 8.05 hereof (which certificates shall show that the Agent or the Insurance Companies is an additional insured and loss payee);

     (n) Payment of Fees. Payment in full to the Agent of all fees required to be paid to the Agent pursuant to the terms of the Fee Letter; and payment in full of all other fees required to be paid in accordance with the Loan Documents;

     (o) Officer's Certificate. The following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of Borrower dated the Closing Date stating that:

               (i)  The  representations   and  warranties   contained  in  this
          Agreement and in each of the other Loan Documents are correct on and as of Closing Date as though made on and as of such date; and

          (ii) No Default or Event of Default has occurred and is continuing;

     (p) Assignment of OG Note. An assignment by Designers of the OG Note in favor of Agent;

     (q) Blocked Accounts. Duly executed agreements, in form and substance satisfactory to Agent, establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Accounts and proceeds of the Collateral;

     (r) Terminations. Termination or Assignment of UCC Financing Statements terminating or assigning Liens other than Permitted Liens;

     (s) Trademark Agreement. Trademark Agreement duly executed by Borrower and Restricted Subsidiaries together with duly executed Powers of Attorney with respect thereto;

     (t) Assignment of Key-Person Life Insurance. Assignment of the Key-Person Life Insurance covering Mr. Ludwig Kuttner and Mr. Martin Axman in amounts of not less than $5,000,000 and $1,000,000, respectively, from an insurance carrier acceptable to Agent, duly executed by the insured for such policies with such Assignments acknowledged in writing by the insurance carriers;

     (u) Assignment of Proceeds Agreement. Assignment of Proceeds Agreement duly executed by Borrower and the Restricted Subsidiaries and a Consent and Acknowledgment thereto duly executed by Factor;

     (v) Pre-Closing Borrowing Base Certificate. After giving effect to any Revolving Credit Loans and Letter of Credit Obligations and any other extension of credit to be made by the Banks on the Closing Date (based on a pro forma sources and uses of funds as of August 31, 2000 prepared by Borrower), a Borrowing Base Certificate of Borrower and its Restricted Subsidiaries showing Net Availability in excess of $4,000,000 and notwithstanding anything to the contrary contained herein, with respect to such Borrowing Base Certificate, Collateral Monitor, at the request of the Agent, shall have the right to conduct an updated field examination of the books and records of the Borrower and its Subsidiaries to verify the accuracy of such Borrowing Base Certificate;

     (w) Pro Forma Balance Sheet and Sources and Uses of Funds. A pro forma balance sheet of Borrower and the Restricted Subsidiaries as of August 31, 2000 reflecting the transactions contemplated hereunder including, the Item Eyes Acquisition, a statement of sources and uses of funds and a certificate dated as of the Closing Date of the chief financial officer of Borrower stating that such pro forma balance sheet and statement of sources and uses represent, the good faith opinion of such officer as to the subject matter thereof; and

     (x) Additional Documentation. Such other approvals, opinions or documents as the Agent or any Bank may reasonably request.

     Section VI.2 Conditions Precedent to All Credit Facilities. The obligations of the Banks or Chase, as the case may be, to provide each Credit Facility, shall be subject to the further conditions precedent that on the date of providing such Credit Facility:

     (a) The following statements shall be true:

          (i)  (A)  the   representations  and  warranties  with  a  materiality
     provision  contained  in  this  Agreement  and in each  of the  other  Loan
     Documents are correct on and as of the date of providing such Credit Facility as though made on and as of such date and (B) all the representations and warranties with no materiality provision contained in this Agreement and in each of the other Loan Documents are correct in all material respects on and as of the date of providing such Credit Facility as though made on and as of such date; and

          (ii) no Default or Event of Default has occurred and is continuing, or could result from providing such Credit Facility;

     (b) The Agent shall have received such other approvals, opinions or documents as the Agent or any Bank may reasonably request.

     Section VI.3 Deemed Representation. Each request under a Credit Facility and acceptance by Borrower of any proceeds of such Revolving Credit Loan or the issuance of any Letter of Credit, as the case may be, shall constitute (a) for representations and warranties with a materiality provision, a representation and warranty that the statements contained in Section 6.02(a) hereof are true and correct both on the date of such notice and as of the date of the providing of such Revolving Credit Loan or issuance of such Letter of Credit, as the case may be, and (b) for representations and warranties with no materiality provision, a representation and warranty that the statements contained in
Section 6.02(a) hereof are true and correct in all material respects both on the date of such notice and as of the date of the providing of such Revolving Credit Loan or issuance of such Letter of Credit, as the case may be.

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES

     Borrower and each Guarantor hereby represents and warrants that:

     Section VII.1 Incorporation. Good Standing and Due Qualification. Borrower and each Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified could not result in a Material Adverse Change.

     Section VII.2 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by Borrower and each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders which has not been obtained; (b) contravene its certificate of incorporation or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Documents), registration, consent or approval under any Law (including, without limitation, Regulations T, U and X of the Board of Governors), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any Guarantor; (d)-result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien
(other than as created under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by Borrower or any Guarantor; or (f) cause such corporation to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section VII.3 Legally Enforceable Agreements. Each Loan Document to which Borrower and each Guarantor is a party is a legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section VII.4 Litigation. As of the Closing Date, there are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of Borrower or any Guarantor, threatened, against or affecting Borrower or any Guarantor before any Governmental Authority or arbitrator, except as set forth in Schedule 7.04. None of the actions set forth on Schedule 7.04 could reasonably be expected to have a Material Adverse Change

     Section VII.5 Financial Statements. Each of: (a) the combined balance sheets of Borrower and its Subsidiaries as of December 31, 1999 and the related combined statements of income and retained earnings, and combined statements of cash flows of Borrower and its Subsidiaries for the Fiscal Year, then ended, and the accompanying footnotes, together, with the opinion thereon, dated December 31, 1999, of Deloitte & Touche LLP, independent certified public accountants, copies of which have been furnished to the Banks, and (b) the internally prepared financial statements as of December 31, 1999 showing Borrower and the Restricted Subsidiaries and the internally prepared financial statements as of March 31, 2000 showing Borrower and the Restricted Subsidiaries, each of which financial statements shall fairly present the financial condition of Borrower and its Subsidiaries as at such dates and the results of the operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied except as set forth in the notes thereto and subject in the case of interim financials statements to normal year end adjustments.

     As of the Closing Date, there has been no Material Adverse Change since December 31, 1999.

     As of the Closing Date, there are no liabilities of Borrower or any of the Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements referred to above or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1999. No information, exhibit, or report furnished by Borrower or any Restricted Subsidiaries to the Agent or any Bank in connection with the negotiation of this Agreement and the other Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     Section VII.6 Ownership and Liens. Borrower and each Restricted Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 7.05 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower or any Restricted Subsidiary and none of their leasehold interests are subject to any Lien, except as may be permitted under this Agreement.

     Section VII.7 Taxes. Borrower and each Guarantor have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

     Section VII.8 ERISA. Each Plan is administered in compliance in all material respects with all applicable provisions of ERISA and the Code except where such failure would not reasonably be expected to result in a Material Adverse Change. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Guarantor nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; and no Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating; Borrower, each Guarantor and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans subject to Title IV of ERISA and there are no unfunded vested liabilities except as set forth in
Schedule 7.08; and neither Borrower nor any Guarantor nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA; and neither Borrower, any Guarantor, nor any ERISA Affiliate has liability for retiree medical, life insurance or other death benefits (contingent or otherwise) other than as a result of a continuation of medical coverage required under Section 4980B of the Code or as required pursuant to an employment agreement.

     Section VII.9 Ownership of Guarantors; Investments. As of the Closing Date, all of the outstanding capital stock or other interest of each Guarantor is set forth on Schedule 7.09 and has been validly issued, is fully paid and nonassessable and, is owned free and clear of all Liens. As of the Closing Date,
Schedule 7.09 lists all capital stock and other equity securities or other debt or equity investments owned or held by Borrower or any Restricted Subsidiary.

     Section VII.10 Operation of Business. Borrower and each Restricted Subsidiary possesses all licenses, permits, franchises, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower and each Restricted Subsidiary is not in violation of any valid rights of others with respect to any of the foregoing.

     Section VII.11 No Default on Outstanding Judgments or Orders. Borrower and each Guarantor have satisfied all judgments and Borrower and each Guarantor are not in default with respect to any judgment, writ, injunction, or decree of any court, arbitrator or any rule or regulation of any federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     Section VII.12 No Defaults on Other Agreements. Neither Borrower nor any Restricted Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which is likely to result in a Material Adverse Change. Neither Borrower nor any Restricted Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument. Neither Borrower nor any Guarantor is a party to any agreement which restricts or prohibits any Guarantor from declaring and/or paying dividends to Borrower.

     Section VII.13 Labor Disputes and Acts of God. Neither the business nor the properties of Borrower or any Restricted Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), except as specified in Schedule 7.13.

     Section VII.14 Governmental Regulation. Neither Borrower nor any Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     Section VII.15 Partnerships. Neither Borrower nor any Restricted Subsidiary is a partner in any partnership.

     Section VII.16 Environmental Protection. Borrower and each Restricted Subsidiary have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization is not likely to result in a Material Adverse Change. Borrower and each Restricted Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved by a Governmental Authority thereunder, except to the extent failure to comply is not likely to result in a Material Adverse Change.

     The Collateral contains no Hazardous Materials that, under any Environmental Law then in effect, (a)-would impose liability on Borrower or any Guarantor that could result in a Material Adverse Change or (b) could result in the imposition of a Lien on the Collateral or any portion thereof or any other assets of Borrower or any Guarantor, in each case if not properly handled in accordance with applicable Law.

     Section VII.17 Solvency. Borrower and each Guarantor is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents, and any other documents, instruments or agreements relating thereto, will be Solvent.

ARTICLE VIII.  AFFIRMATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank or Chase shall have a Commitment hereunder, or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower and each Guarantor, except HIL and its Subsidiaries as to the covenants contained in Sections 8.07, 8.08, 8.10 and
8.11 hereof, shall:

     Section VIII.1 Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except to the extent that its failure to so qualify could not result in a Material Adverse Change.

     Section VIII.2 Conduct of Business. Continue to operate its business in a manner consistent with the conduct of it on and prior to the Closing Date.

     Section VIII.3 Maintenance of Properties. Maintain, keep and preserve all of its properties, (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section VIII.4 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

     Section VIII.5 Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated and such other insurance as reasonably required by the Banks.

     Section VIII.6 Compliance with Laws. Comply in all respects with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except (a) in the case of the failure to pay taxes, such taxes are the subject of a Good Faith Contest, and (b) to the extent that its failure to so comply is not likely to result in a Material Adverse Change.

     Section VIII.7 Right of Inspection.

     (a) Except upon the occurrence of an Event of Default and during the continuance thereof, upon prior notice, at any time during normal business hours, permit Agent, Collateral Monitor or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and any Restricted Subsidiary and to discuss the affairs, finances and accounts of Borrower and any Restricted Subsidiary with any of their respective officers and directors and independent accountants; permit Agent, Collateral Monitor or any agent or representative thereof, to examine and audit the inventory and receivables of Borrower and each Restricted Subsidiary, such costs to be borne by the Banks.

     (b) In addition to, and not in limitation of the foregoing, Collateral Monitor shall be permitted, at any time, once during each twelve month period from and after the Closing Date (the "Annual Period"), to examine and make copies of and make extracts from the books and records of, and visit the properties of, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their respective employees, officers, directors and independent accountants, at the expense of the Borrower (such foregoing right of inspection and review to be referred to as the "First Annual Field Examination"). The Collateral Monitor shall be paid $750 per day per examiner plus the reasonable out-of-pocket costs incurred by Collateral Monitor in conducting the First Annual Field Examination. Prior to the commencement of the First Annual Field Examination, Borrower, if requested by Collateral Monitor, shall pay Collateral Monitor a deposit of not more than $20,000, to be credited to the payment of the fees and expenses incurred by Collateral Monitor in connection with the First Annual Field Examination. Any unused portion of such deposit shall be returned to Borrower.

     In addition to, and not in limitation of the foregoing, with respect to in each such Annual Period, Collateral Monitor shall have the right to conduct a second separate field examination (the "Second Annual Field Examination") at the expense of Borrower, provided that (i) Collateral Monitor shall only be paid a flat fee of $5,000 prior to the commencement of such Second Annual Field Examination, and (ii) such Second Annual Field Examination shall be conducted at such time in the Annual Period as when Borrower and its Restricted Subsidiaries are projected to have Outstanding Credit Facilities, prior to the addition of the Supplemental Amount to the Borrowing Base, in excess of the Net Borrowing Base.

     In consideration for serving as Collateral Monitor, Collateral Monitor shall be paid a fee of $10,000, non-refundable and earned regardless of circumstances, on the Closing Date and an additional $10,000 on each anniversary thereof. Such fee is in addition to the payment to Collateral Monitor of any other fees referred to in this Section 8.07(b).

     Section  VIII.8  Reporting  Requirements.  Furnish  directly to each of the
Banks:

     (a) Borrower's Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year of Borrower, the consolidating balance sheets of Borrower, and (i)-its Restricted Subsidiaries, and (ii)-all of its Subsidiaries as of the end of such quarter, consolidated and consolidating statements of income, statements of stockholders' equity and cash flow statements of Borrower and (A) its Restricted Subsidiaries and (B) all of its Subsidiaries both for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all in reasonable detail and stating in comparative form corresponding unaudited consolidated figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower (subject to year-end adjustments).

     (b) Borrower's Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of
Borrower: (i) for Borrower and its Subsidiaries, on a consolidated and consolidating basis, the balance sheets, statements of changes in stockholders' equity, income statements and statements of cash flow for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the Fiscal Year and all prepared in accordance with GAAP consistently applied, and the consolidated financials referenced in this Section 8.08(b)(i) shall be audited by such independent certified public accountants selected by Borrower and acceptable to Banks and the consolidating financial statements referenced in this Section 8.08(b)(i) shall be certified by the chief financial officer of Borrower; and
(ii) for Borrower and the Restricted Subsidiaries, on a consolidated and consolidating basis, the balance sheets, statements of changes in stockholders' equity, income statements and statements of cash flow for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period for such Fiscal Year and all prepared in accordance with GAAP consistently applied, and which shall be certified by the chief financial officer of Borrower, and (iii) for Borrower and the Restricted Subsidiaries, the balance sheets and income statements prepared on a consolidated basis in accordance with GAAP consistently applied, and which shall be audited by such independent certified public accountants selected by Borrower and acceptable to Banks. As of the date hereof, Deloitte & Touche, LLP is acceptable to Banks.

     (c) Borrowing Base Certificate. Within twenty-one (21) days after each Fiscal Month End Date, a Borrowing Base Certificate, in form and substance satisfactory to the Agent reporting that all Revolving Credit Loans and Letter of Credit Obligations as of such Fiscal Month End Date are in compliance with the Net Borrowing Base as of such Fiscal Month End Date and such Borrowing Base Certificate shall be accompanied by a summary accounts receivable aging.

     (d) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to Borrower and any Consolidated Subsidiary by independent certified public accountants in connection with the examination of the financial statements of such Borrower and Consolidated Subsidiary made by such accountants.

     (e) Certificate of No Default. Within forty-five (45) days after the end of each quarter of each Fiscal Year of Borrower, a certificate of the chief financial officer of Borrower (i)-certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article X, as of the end of that fiscal period.

     (f) Notice of Litigation. Promptly after receipt of notice of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting Borrower or any Restricted Subsidiary which, if determined adversely to Borrower or any Restricted Subsidiary, could result in a Material Adverse Change.

     (g) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto.

     (h) ERISA Reports. As soon as possible and in any event within twenty (20) days after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or that Borrower, or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, Borrower will deliver to each of the Banks a certificate of the chief financial officer of Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower proposes to take with respect thereto.

     (i) Annual Business Plan. As soon as possible and in any event no later than January 31 in any year, a copy of an annual consolidated business plan in form and substance acceptable to the Banks with respect to the then current Fiscal Year (consisting of consolidated balance sheets of Borrower and its Subsidiaries, and consolidated statements of earnings and cash flow statements of Borrower and its Subsidiaries, prepared on a quarterly basis for such year) for Borrower and its Subsidiaries approved by Borrower's Board of Directors, together with the assumptions and projections on which the business plan is

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based;  provided,  that,  at Borrower's  option,  on or about May 1 in any year,
Borrower may deliver a revised annual consolidated business plan with respect to the current Fiscal Year (as described above and along with all of the supporting documentation also described above) so that the Banks may reconsider, in their sole and absolute discretion, the amount of the Supplemental Amount for such subsequent Fiscal Year. Any material changes made to the plan during the year will be provided by Borrower as soon as possible.

     (j) Insurance. Upon the occurrence of any casualty, damage or loss, whether or not giving rise to a claim under any insurance policy, in an amount greater than Five Hundred Thousand ($500,000) Dollars, notice thereof, together with copies of any document relating thereto (including copies of any such claim) in possession or control of Borrower and any Restricted Subsidiary or any agent of Borrower and any Restricted Subsidiary; and immediately after the occurrence thereof, written notice of any cancellation of any insurance policy required to be maintained by Borrower and any Restricted Subsidiary pursuant to Section 6.05 hereof.

     (k) Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof.

     (l) Environmental  Notices. As soon as possible and in any event within ten
(10) days after receipt by any corporate executive officer, copies of all Environmental Notices received by Borrower or any Restricted Subsidiary which are not received in and do not relate to the ordinary course of Borrower or such Restricted Subsidiary's business.

     (m) General Information. Such other information respecting the conditions or operations, financial or otherwise, of Borrower or any Restricted Subsidiary as the Agent or any Bank may from time to time reasonably request.

     Section VIII.9 Compliance With Environmental Laws. Comply in all respects with all applicable Environmental Laws where the failure to comply could result in a Material Adverse Change.

     Section VIII.10 Additional Guarantor. Borrower shall cause Keynote Services Limited ("Keynote") to become a Guarantor hereunder at such time as Keynote's assets (as calculated in accordance with GAAP) equal or exceed One Hundred Thousand ($100,000) Dollars.

     Section VIII.11 Key-Person Life Insurance Policies.

     (a) Borrower shall maintain with an insurance company or companies reasonably acceptable to Agent, key-person life insurance policies in the aggregate face amount of not less than $5,000,000 insuring the life of Ludwig Kuttner. All life insurance policies owned and maintained by Borrower as required by this Section 8.11 shall designate Borrower as owner and shall be assigned to Agent or agent for the Insurance Companies (subject to the terms of the Intercreditor Agreement) as collateral security for the Obligations. The proceeds payable to such assignee under said insurance policies in the event of the death of Ludwig Kuttner shall at no time be less than the amount of $5,000,000. So long as any of the Obligations remains outstanding, without the prior written consent of Agent, Borrower shall not (i) amend or modify said insurance policies, (ii) take any action to affect the face amount of said insurance policies, or (iii) borrow any amount against such policies or take any action to affect the cash surrender value of such policies which would cause the aggregate proceeds payable to Agent or agent for the Insurance Companies, as assignee, from all such policies in the event of the death of Ludwig Kuttner to be less than $5,000,000. In the event of the death of Ludwig Kuttner all proceeds of the insurance policies required by this Section 8.11 shall be applied in respect of the Obligations in such order and manner as Agent, in its sole discretion, determines.

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
     (b) Borrower shall maintain with an insurance company or companies reasonably acceptable to Agent, key-person life insurance policies in the aggregate face amount of not less than $1,000,000 insuring the life of Martin Axman. All life insurance policies owned and maintained by Borrower as required by this Section 8.11 shall designate Borrower as owner and shall be assigned to Agent or agent for the Insurance Companies (subject to the terms of the Intercreditor Agreement) as collateral security for the Obligations. The proceeds payable to such assignee, under said insurance policies in the event of the death of Martin Axman shall at no time be less than the amount of $1,000,000. So long as any of the Obligations remains outstanding, without the prior written consent of Agent, Borrower shall not (i) amend or modify said insurance policies, (ii) take any action to affect the face amount of said insurance policies, or (iii) borrow any amount against such policies or take any action to affect the cash surrender value of such policies which would cause the aggregate proceeds payable to Agent or agent for the Insurance Companies, as assignee, from all such policies in the event of the death of Martin Axman to be less than $1,000,000. In the event of the death of Martin Axman all proceeds of the insurance policies required by this Section 8.11 shall be applied in respect of the Obligations in such order and manner as Agent, in its sole discretion, determines.

ARTICLE IX.  NEGATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank or Chase shall have any Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower and each Guarantor (excluding HIL and its Subsidiaries with respect to this Article IX), shall not:

     Section IX.1 Debt. Create, incur, assume or suffer to exist any Debt, except:

     (a) Debt of Borrower and the Guarantors under this Agreement, the Notes, or any other Loan Document;

     (b) Accounts payable to any Person that supplies goods or services to Borrower or any Guarantor, and other current liabilities (other than Debt) incurred, in the ordinary course of business; provided that, all such accounts and liabilities are paid in the ordinary course of business;

     (c) Debt of Borrower under the Insurance Company Loan Documents;

     (d) Debt secured by purchase money Liens (i) permitted by Section 9.03 hereof and (ii) of acquired properties and acquired Persons who become Restricted Subsidiaries;

     (e) an unsecured five (5) year term loan from Merchant National Bank to Borrower; provided, that, (i) the principal amount of such loan shall not exceed $3,000,000, (ii) the terms and conditions of such loan shall be in all respects satisfactory to Banks, and (iii) Borrower shall provide copies of all document and agreements related thereto to Agent and neither the Borrower nor any Subsidiary shall execute or deliver such documents or agreements until Agent has consented to such term loan in writing;

     (f) up to an aggregate Two Million ($2,000,000) Dollars in unsecured lines of credit provided by CBC Bank (formerly known as MTB Bank), Carolina First Bank and Merchants National Bank to be used for trade and standby letters of credit payable at sight (the "Unsecured Lines");

     (g) Guaranties permitted under Section 9.02 hereof; and

     (h) Item-Eyes Acquisition Debt.

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
     Section IX.2 Guaranties. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except:

     (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (b) the Guaranty Obligations;

     (c)-guaranties by Borrower or any Restricted Subsidiary of accounts payable incurred in the ordinary course of business by Borrower or any Restricted Subsidiary, as the case may be;

     (d)-guaranties by Borrower and the Restricted Subsidiaries for the benefit of HIL, but not in excess of the amount provided in Section-9.10 hereof;

     (e) guaranties under Insurance Company Loan Documents;

     (f) the guaranty by Borrower of the Item-Eyes Acquisition Debt;

     (g) guaranties up to $100,000 of trade obligations of other Persons provided such guaranties are within the amount of Restricted Payments; and

     (h) Guaranties permitted under Section 9.06(h) hereof.

     Section IX.3 Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following ("Permitted Liens"):

     (a)  Liens granted under and pursuant to the Loan Documents;

     (b)  Liens  granted  under  and  pursuant  to the  Insurance  Company  Loan
Documents.

     (c) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are the subject of a Good Faith Contest;

     (d) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than ninety (90) days, or which are the subject of a Good Faith Contest;

     (e) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA) or to secure letters of credit obtained in connection therewith;

     (f) Liens of GMAC Commercial Credit LLC ("GMAC") in its capacity as factor for Borrower or a Restricted Subsidiary ("Factor"), so long as Agent has obtained the following in form and substance satisfactory to Agent: (i) an assignment of factoring proceeds and (ii) an agreement duly executed by Factor pursuant to which Factor agrees, among other things, not to make any loans or advances to Borrower or a Restricted Subsidiary or to guaranty on behalf of Borrower or any Restricted Subsidiary any amounts;

     (g) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (h) judgment and other similar Liens arising in connection with court proceedings, provided that, the existence of such Liens does not constitute an Event of Default;

     (i) easements, rights-of-way, restrictions, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Guarantor of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (j) each of the Liens listed on Schedule 9.03 securing the Debt specified on such schedule, including any extension or modification thereof but not the extension of such Lien to other property in whole or in part;

     (k) purchase money Liens on any real property, fixtures or equipment hereafter acquired or the assumption of or taking subject to any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

          (i) any property subject to any of the foregoing is acquired by Borrower or any Guarantor in the ordinary course of its business and the Lien on any such property (if not preexisting) is created contemporaneously with such acquisition or within 90 days thereof;

          (ii) the Debt secured by any Lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of the cost or fair market value as of the time of acquisition of the property covered thereby including shipping and installation costs; and

          (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon.

     Section IX.4 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets to any Person or any capital stock of Borrower or its Subsidiaries to any Person, except for (a) inventory disposed of in the ordinary course of business; (b) the sale or other disposition of worn out or obsolete assets or assets no longer necessary for the conduct of its business; (c) the sale or other dispositions of assets not exceeding One Hundred Thousand ($100,000) Dollars per Fiscal Year; (d) the leasing of assets having an aggregate book value not exceeding One Hundred Fifty Thousand ($150,000) Dollars; (e) accounts receivable pursuant to a factoring agreement acceptable to Agent in its sole discretion; (f) assets sold pursuant to the OG Asset Purchase Agreement, and (g) Borrower's issuance of capital stock or options related thereto or other equity interests in Borrower.

     Section IX.5 Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate other than Borrower or any Restricted Subsidiary or enter into any transaction, including, without limitation, the purchase, lease, sale or exchange of property or the rendering of any service, with any such Affiliate, except for transactions among Borrower and its Restricted Subsidiaries or in the ordinary course of and pursuant to the reasonable requirements of Borrower's or the Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or Restricted Subsidiary than it would obtain in a comparable arms' length transaction with a Person not an Affiliate or described on Schedule 9.05, provided however that Borrower and Restricted Subsidiaries may make loans, and advances to and investments in HIL; so long as all such loans, advances, investments and guaranties provided in Section 9.02 hereof do not, in the aggregate, exceed the amount of permitted Restricted Payments allowed in Section 9.10 hereof. Notwithstanding anything to the contrary contained herein, HIL shall not make any payments in respect of the Senior Secured Notes except (a) if such payment is made in connection with its guaranty of the obligations evidenced by the Senior Secured Notes in accordance with the terms of the Intercreditor Agreement or (b) if the Banks receive their Ratable Portion of such payment; such payment described in subsection (b) of this sentence shall be deemed a mandatory prepayment and treated in accordance with Section 2.07(b) hereof.

     Section IX.6 Investments. Without the written approval of the Banks, except as provided in Sections 9.05 and 9.10 hereof, make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person in excess of $250,000, except: (a) direct obligations of the United States of America or any agency or instrumentality thereof with maturities of one year or less from the date of acquisition; (b)-commercial paper of a domestic issuer or government securities rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) time deposits, demand deposits and certificates of deposit with maturities of one year or less from the date of acquisition issued by and commercial bank operating within the United States of America having capital and surplus in excess of $50,000,000; (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower (each of (a) (b) (c) and (d), collectively "Permitted Investments"); (e) investments made in accordance with Section 9.10 hereof; (f) the Item-Eyes Acquisition; (g) the formation of additional wholly owned Subsidiaries of Borrower or the Restricted Subsidiaries; provided, that, in connection therewith, unless Agent shall waive such requirements, each such Subsidiary shall deliver to Agent a joinder to this Agreement, the capital stock or other equity interests of such Subsidiary shall be pledged to Agent for the benefit of Banks and such Subsidiary shall deliver to Agent a security agreement substantially the form of a the Guarantor Security Agreements and any other agreement, document or instrument reasonably requested by Agent in connection with the foregoing; (h) investments in Borrower's common stock made with director and officer deferred compensation pursuant to the terms Borrower's common stock purchase plan and investments made with director or officer deferred compensation pursuant to Borrower's deferred compensation plan; and (i) loans or advances to any employees of Borrower or a Restricted Subsidiary or guaranties made by Borrower and the Restricted Subsidiaries of indebtedness or obligations of any of their employees not to exceed $200,000 in the aggregate during any Fiscal Year outstanding in the ordinary course of business for reasonable and necessary work-related, moving, entertainment and other ordinary business expenses to be incurred by such employee(s) in connection with their employment; provided, that, as of the date of such loan or guarantee and after giving effect thereto, no Event of Default shall exist or have occurred.

     Section IX.7 Mergers. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or form any Subsidiary, except that the foregoing shall not prohibit the merger of Restricted Subsidiaries with and into each other or into Borrower, so long as at the time thereof or as a result thereof there shall be no Default or Event of Default.

     Section IX.8 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property except: (a) Capital Leases permitted under Section 9.03(k) hereof, (b) each of the retail and warehouse leases in effect on this date and those retail and warehouse leases entered into in the future, and (c) leases that do not in the aggregate require Borrower and its Subsidiaries to make payments (including taxes, insurance, maintenance, and similar expenses which Borrower is required to pay under the terms of the lease but excluding all payments based upon a percentage of sales or revenues) in any Fiscal Year in excess of the amount permitted under Section 10.04 hereof.

     Section IX.9 Dividends. Declare or pay any cash dividends on capital stock of Borrower; or purchase, redeem, retire, or otherwise acquire for value any of the capital stock or securities convertible into capital stock of Borrower now or hereafter outstanding or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of Borrower or any Restricted Subsidiary, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock, except in all cases for transactions that are
(a)-made in common stock of Borrower or (b) otherwise permitted under Section-9.10 hereof.

     Section IX.10 Restricted Payments. Notwithstanding anything to the contrary contained in this Article IX, (a) Borrower or any Restricted Subsidiary shall not make any payments in respect of the Item-Eyes Acquisition Debt; except that, so long as no Default exists and is continuing, Vintage may make payments in respect of the Item-Eyes Acquisition Debt in accordance Schedule 9.10(a); and
(b) Borrower shall not declare or pay any cash dividend, optional pre-payment of subordinated debt, issue any guaranties (except as provided in Section 9.02 hereof), repurchase any shares of the Borrower or make any advances or payments to, investments in, or issue guaranties for HIL; except that, so long as no Default exists and is continuing, (i)-Borrower may repurchase treasury stock in an aggregate amount not to exceed $600,000, and (ii) Borrower may make advances or payments to or investments in, or issue guaranties for HIL as indicated on
Schedule 9.10(b)(ii), and to the extent that the aggregate amount of investments in, advances to or guaranties of the obligations of HIL do not exceed $25,635,287. In calculating Restricted Payments under this Section 9.10 (b)(ii) investments shall be valued at cost without adjustment for losses or earnings incurred by HIL.

     Section IX.11 Fiscal Year. Change its fiscal year to a period other than its fiscal year in effect on the date hereof.

     Section IX.12 Changes, Amendments or Modifications. Change, amend, modify or supplement any of the following: (a) its certificate of incorporation; or (b) by-laws.

ARTICLE X.  FINANCIAL COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank or Chase shall have any Commitment hereunder or any other amount hereunder is owing by Borrower to any Bank Party hereunder or under any other Loan Document:

     Section X.1 Consolidated Tangible Net Worth. Borrower and its Restricted Subsidiaries shall maintain at all times a Consolidated Tangible Net Worth of not less than the amount specified below:

     (a) for the quarter ending September 30, 2000, $44,500,000;

     (b) for the quarter ending December 31, 2000, $49,700,000;

     (c) for the quarter ending March 31, 2001, the actual Consolidated Tangible Net Worth set forth in the Annual Financial Statements required to be delivered under Section 8.08(b) hereof for the Fiscal Year ending December 31, 2000 less $3,000,000;

     (d) for the quarter ending June 30, 2001, the actual Consolidated Tangible Net Worth set forth in the Annual Financial Statements required to be delivered under Section 8.08(b) hereof for the Fiscal Year ending December 31, 2000 less $6,000,000; and

     (e) for all subsequent quarters, the actual reported Consolidated Tangible Net Worth set forth in the Quarterly Financial Statements required to be delivered under Section 8.08(b) hereof for the period ending June 30, 2001, plus fifty (50%) percent of the amount of Consolidated Net Income earned after June 30, 2001 as reflected in the Quarterly Financial Statements required to be delivered to Agent under Section 8.08(a) hereof, calculated on a quarterly basis without deduction or offset for net losses.

     Section X.2 Consolidated Fixed Charge Coverage Ratio.

     (a) Borrower and its Restricted  Subsidiaries will maintain a ratio of: (i)
(A) Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization for such period, less (B) Consolidated Capital Expenditures made by the Borrower or any Consolidated Subsidiary during such period, less (C) Consolidated Taxes, to (ii) the sum of (A) Consolidated Interest Expense for such period, plus (B) Consolidated Principal Amortization shall not be less than the ratio of:

     (1) 3.00 to 1, for the three (3) Fiscal Months ending September 30, 2000;

     (2) 3.00 to 1, on a cumulative basis, for the six (6) Fiscal Months ending December 31, 2000; and

     (3) 2.25 to 1, on a cumulative basis, for the nine (9) Fiscal Months ending March 31, 2001.

     (b) Borrower and its Restricted  Subsidiaries will maintain for each twelve
(12) month period calculated on a rolling four (4) quarter basis a ratio of: (i)
(A) Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization for such period, less (B) Consolidated Capital Expenditures made by the Borrower or any Consolidated Subsidiary during such period, less (C) Consolidated Taxes, to (ii) the sum of (A) Consolidated Interest Expense for such period, plus (B) Consolidated Principal Amortization shall not be less than the ratio of 1.75 to 1, for the Fiscal Year ending June 30, 2001 and all subsequent quarters.

     Section  X.3  Consolidated  Leverage  Ratio.  Borrower  and its  Restricted
Subsidiaries shall maintain at all times a ratio of (a) Consolidated Total Liabilities to (b) Consolidated Tangible Net Worth of not greater than:

      For the quarter ending September 30, 2000            2.75 to 1
      For the quarter ending December 31, 2000             1.20 to 1
      For the quarter ending March 31, 2001                0.90 to 1
      For the quarter ending June 30, 2001                 1.50 to 1
      For the quarter ending September 29, 2001            2.25 to 1
      For the quarter ending December 31, 2001             1.00 to 1
      For the quarter ending March 30, 2002                1.25 to 1
      For the quarter ending June 29, 2002                 1.50 to 1
      For the quarter ending September 28, 2002            2.25 to 1
      For the quarter ending December 31, 2002             1.00 to 1
      For the quarter ending March 29, 2003                1.25 to 1
      For the quarter ending June 28, 2003                 1.50 to 1

     Section X.4 Consolidated Capital Expenditures.  Borrower and its Restricted
Subsidiaries   shall  not,  in  any  Fiscal  Year,  make  Consolidated   Capital
Expenditures in the aggregate amount in excess of $1,000,000.

     Section X.5 Consolidated Interest Coverage Ratio. Borrower and its Restricted Subsidiaries will maintain for each twelve (12) month period calculated on a rolling four (4) quarter basis a ratio of: (a)-the sum of (i) Consolidated Net Income plus Consolidated Interest Expense plus Consolidated Taxes for such period, plus (ii) rents paid for such period, to (b) the sum of
(i) Consolidated Interest Expense for such period, plus (ii) rents paid for such period, of not less than the ratio of 2.10 to 1.

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ARTICLE XI.  EVENTS OF DEFAULT

     Section XI.1 Events of Default. Any of the following events shall be an "Event of Default":

     (a) Borrower shall: (i) fail to pay the principal of any Note or shall fail to reimburse any Bank on a Letter of Credit as and when due and payable; (ii) fail to pay interest on any Note within five (5) Banking Days of when such interest is due and payable; (iii) fail to pay within ten (10) days after the request for payment is made any fees or expenses required to be paid under the terms of any of the Loan Documents; (iv) fail to make any payments or prepayments under Section 2.07 (b) hereof within three (3) Banking Days; (v) fail to make any payments under Section 2.07 (c) hereof on the date required by that Section and (vi) fail to deliver, in accordance with Section 8.08 (c) hereof, a Borrowing Base Certificate showing that the outstanding Revolving Credit Loans and Letter of Credit Obligations as of such Fiscal Month End Date are equal to or less than the Net Borrowing Base as of such Fiscal Month End Date;

     (b) any representation or warranty made or deemed made by Borrower or any Guarantor in this Agreement or in any other Loan Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any of the Loan Documents and such failure shall continue for five (5) days or more following the earlier of the time (i) an executive officer of Borrower knew or should have known of such Event of Default; or (ii) written notice of such Event of Default is given to Borrower by the Agent (except that this Section 11.01(c) shall not apply to the delivery of a Borrowing Base Certificate not in compliance with Section 8.08(c) hereof);

     (d) Borrower or any Guarantor shall: (i) fail to pay all or any portion of a Debt in an amount greater than Two Hundred Fifty Thousand ($250,000) Dollars (other than the payment obligations described in (1) above), of Borrower or any Guarantor when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace period; (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed or an event of default has occurred under any agreement or instrument relating to any such Debt, including the Insurance Company Debt when required to be performed or observed, the effect of which is to cause any such Debt to become, or to permit such Debt to be declared to be, due and payable prior to its scheduled maturity;

     (e) Borrower or any Guarantor: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an


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adjudication  or  appointment  is made or order for relief is entered,  or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

     (f) one or more judgments, decrees or orders for the payment of money in excess of Two Hundred Fifty Thousand ($250,000) Dollars in the aggregate shall be rendered against Borrower or any Guarantor, and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

     (g) any of the following events shall occur or exist with respect to Borrower or any Guarantor or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; (vi) an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to a Plan, whether or not waived; and in each case above, such event or condition, together with all other events or conditions, if any, would reasonably be expected to subject Borrower or any Guarantor or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Two Hundred Fifty Thousand ($250,000) Dollars;

     (h) in the event that: (i) the sum of (A) Revolving Credit Loans plus (B) Letter of Credit Obligations plus (C) the outstanding indebtedness of Borrower and Restricted Subsidiaries to the Insurance Companies under the Insurance Company Loan Documents plus (D) the outstanding indebtedness of Borrower and Restricted Subsidiaries under Unsecured Lines exceeds (ii) the sum of the Borrowing Base.

     (i) in the event that Glamourette, from and after the date hereof, purchases any Inventory or engages in any business activity other than the orderly liquidation of its business operations and the sale of its assets; or

     (j) Article V shall, at any time after the execution and delivery of this Agreement and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Guarantor or any Guarantor shall deny it has any further liability or obligation under or shall fail to perform its obligations under
Article V.

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
     Section XI.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may and, upon request of the Required Banks, shall by notice to Borrower, (a) declare the Revolving Credit Commitment, the Trade Letter of Credit Commitment and the Standby Letter of Credit Commitment to be terminated, whereupon the same shall forthwith terminate; (b)-require Borrower to provide Cash Collateral or the equivalent thereof in an aggregate amount of one hundred and five percent (105%) of all outstanding Letter of Credit Obligations; (c) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; (d) exercise any remedies provided in any of the Loan Documents including, without limitation, any rights under Section 2.11 hereof; and/or (e) exercise any remedies provided by Law; provided however, that upon the occurrence of an Event of Default referred to in Section 11.01(f) hereof, the Revolving Credit Commitment, and the Trade Letter of Credit Commitment or Standby Letter of Credit Commitment shall automatically terminate and the outstanding Notes, Letters of Credit, and any other amounts payable under this Agreement or any of the other Loan Documents, and all interest on any of the foregoing shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

ARTICLE XII.  THE AGENT AND COLLATERAL MONITOR

     Section XII.1 Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any Guarantor or any officer or official of the Borrower or any Guarantor or anyone purporting to be an Authorized Person or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower or any Guarantor to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and the Agent with respect to the Agents services hereunder at the Closing Date and each anniversary thereof during the term of this Agreement.

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
     Section XII.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Revolving Credit Loans made by it and Participation purchased by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Revolving Credit Loan or Bank. As to any matters not expressly or any other Revolving Credit provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Revolving Credit Loan or Participation.

     Section XII.3 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default, other than a payment default, unless the Agent has received notice from a Bank or Borrower or any Guarantor specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 12.08 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that, the Agent shall not be required to take any such action which it determines to be contrary to Law.

     Section XII.4 Rights of Agent as a Bank. With respect to its Commitment and the Revolving Credit Loans provided by it and the Letters of Credit issued by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or any Guarantor and any of their Affiliates as if it were not acting as the Agent, and the Agent may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     Section XII.5 Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 13.03 hereof or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 13.03 hereof or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without


                                       57
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limitation, the costs and expenses which Borrower or any Guarantor are obligated to pay under Section 13.03 hereof) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that, no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

     Section XII.6 Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Loan Document to be delivered to the Agent for such Bank.

     Section XII.7 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent, Chase or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each Guarantor and the decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, Chase or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Guarantor of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower or any Guarantor (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone; provided however, the Agent shall
(a)-file the Trademark Assignment with the United States Patent and Trademark Office, and (b)-file financing statements (UCC-1) set forth in Section 6.01 hereof in the appropriate jurisdictions.

     Section XII.8 Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include Cash Collateral) of the indemnification obligations of the Banks under Section 12.05 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section XII.9 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks, Borrower and each Guarantor, and the Agent may be removed at any time with or without cause by the Required Banks; provided that, Borrower, each Guarantor and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, which, unless an Event of Default shall have occurred and be continuing, shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York and assets in an amount not less than One Billion ($1,000,000,000) Dollars, which, unless an Event of Default shall have occurred and be continuing, shall be reasonably acceptable to Borrower. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section XII.10 Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section XII.11 Liability of Agent. The Agent shall not have any liabilities or responsibilities to Borrower or any Guarantor on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower or any Guarantor to perform its obligations hereunder or under any other Loan Document.

     Section XII.12 Transfer of Agency Function. Without the consent of Borrower, any Guarantor or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices located in New York, New York, provided that, the Agent shall promptly notify Borrower and the Banks thereof.

     Section XII.13 Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to the Agent Form 4224 or Form W-8BEN of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's complete exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Revolving Credit Loan or Participation or such Bank's Revolving Credit Commitment or obligation to purchase Participation until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

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
     Section XII.14 Collateral Monitor. Each Bank and Agent acknowledge and agree that: (i) any and all reports prepared by Collateral Monitor are being supplied to them solely to assist them in their own independent credit analysis of Borrower and its Subsidiaries and (ii) Collateral Monitor makes absolutely no representation or warranty whatsoever regarding (x) the accuracy completeness or adequacy of such reports or (y) any financial or other information contained therein or the financial condition of Borrower and its Subsidiaries. It is further understood and agreed that Collateral Monitor shall not incur any liability to Agent or Banks whatsoever in connection with the delivery of such reports or the contents of such reports or their use thereof or reliance thereon and Agent and Banks each hereby waive any and all claims that they may now or hereafter have against Collateral Monitor in connection therewith.

     Borrower and its Subsidiaries hereby waive any and all claims that they may now or hereafter have against Collateral Monitor arising in connection with such reports and/or Collateral Monitor's performance of its duties and functions as Collateral Monitor and hereby indemnifies and holds Collateral Monitor harmless from any and all loss liability or expense incurred by Borrower and its Subsidiaries as a result of such reports or the contents thereof.

     Collateral Monitor's reports may contain confidential information which is non-public, confidential or proprietary in nature, and therefore is being provided to Agent and Banks on a confidential basis and is to be used for the sole purpose of assisting Agent and Banks in their independent credit analysis of Borrower and its Subsidiaries as described above.

     Except as may be required by applicable law or by any federal regulator or any auditor of Agent or any Bank, each Bank and Agent will not disclose any of the contents of such reports to any person including, other than those officers, directors, employees, representatives and professional advisors of such Bank or Agent or who need to know the contents thereof for the purpose of such credit analysis described above. The contents of such reports shall not be disclosed by any Bank or Agent to Borrower or its Affiliates.

     The Collateral Monitor shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document. The Collateral Monitor shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent.

ARTICLE XIII.  YIELD PROTECTION.

     Section XIII.1 Additional Costs. (a) Borrower shall pay directly to the Agent from time to time on demand such amounts as any Bank may reasonably determine to be necessary to compensate it for any costs which the Bank determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its obligation to make any such loans hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts


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
payable to the Bank under this Agreement in respect of any of such loans (other than taxes imposed on the overall net income of the Bank for any of such loans by the jurisdiction in which the Bank has its principal office or is deemed to hold the loans); or (ii)-imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such loans or any deposits referred to in the definition of "Eurodollar Base Rate"; or (iii) imposes any other condition affecting this Agreement (or any extensions of credit or liabilities), except to the extent any such Regulatory Change has previously resulted in a change in the calculation of Eurodollar Rate as a result of being included in the Reserve Requirement used in calculating such Eurodollar Rate. The Agent will notify Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 13.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

     (b) Without limiting the effect of the foregoing provisions of this Section 13.01, in the event that, by reason of any Regulatory Change, the Bank either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to Borrower, the obligation of the Bank to make or renew, and to convert loans of any other type into, loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

     (c) Without limiting the effect of the foregoing provisions of this Section
13.01 (but without duplication), Borrower shall pay directly to the Agent from time to time on request such amounts as the Agent may determine to be necessary to compensate any Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any Regulatory Change of any court or governmental or monetary authority of capital in respect of its loans hereunder or its obligation to make loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such Regulatory Change), except to the extent the Eurodollar Base Rate has been adjusted to reflect such costs. The Agent will notify Borrower if any Bank is entitled to compensation pursuant to this Section 13.01(c) as promptly as practicable after it determines to request such compensation.

     (d)  Determinations  and  allocations  by the Agent or Bank for purposes of
this   Section-13.01  of  the  effect  of  any  Regulatory  Change  pursuant  to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining loans or its obligation to make loans, or on amounts receivable by, or the rate of return to, it in respect of loans or such obligation, and of the additional amounts required to compensate the Bank under this Section 13.01, shall be conclusive, provided that, such determinations and allocations are made on a reasonable basis and absent manifest error and having a retroactive effect of no more than one hundred twenty (120) days.

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
     Section XIII.2 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for a Bank to (a) honor its obligation to make or renew Eurodollar Loans hereunder or convert loans of any type into loans of such type, or (b) maintain Eurodollar Loans hereunder, then the Bank shall promptly notify Borrower thereof and the Bank's obligation to make or renew Eurodollar Loans and to convert other types of loans into loans of such type hereunder shall be suspended until such time as the Bank may again make, renew, or convert and maintain such affected loans and the Bank's outstanding Eurodollar Loans shall be converted to Prime Rate Loans at the end of the then current Interest Period unless earlier required by law.

     Section XIII.3 Certain Compensation. Borrower shall pay to the Agent, upon the request of the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent) to compensate any Bank for any loss, cost or expense which the Bank determines is attributable to:

     (a) any payment or prepayment of a Eurodollar Rate Loan made by the Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

     (b) any failure by Borrower to borrow a Eurodollar Rate Loan to be made by the Bank on the date specified therefor in the relevant notice.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period from and including the date of such payment, prepayment or failure to borrow to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii)-the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of the Bank as to the amounts payable pursuant to this Section 13.03 shall be conclusive absent manifest error.

ARTICLE XIV.  MISCELLANEOUS

     Section XIV.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no amendment, waiver or consent, shall, unless in writing and signed by all Banks do any of the following: (a) increase the Revolving Credit Commitment or the Trade Letter of Credit Commitment or Standby Letter of Credit Commitment ; (b) reduce the principal of, or interest on, the Notes; (c) postpone the date fixed for the payment of principal of, or interest on, the Notes or any other amount due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document; (d) change the definition of "Required Banks";
(e)-release any Guarantor or release or subordinate any Collateral (except as contemplated by the Loan Documents); (f) change the definition of Borrowing Base or any defined term referenced therein or change the definition of Supplemental Amount; or (g)amend this Section 14.01 or any other provision requiring the-consent of all Banks. No failure on the part of the Agent or any Bank to


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exercise,  and no delay in exercising,  any right  hereunder  shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

     Section XIV.2 Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower and the Guarantors under this Agreement and the other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section XIV.3 Expenses; Indemnification. Borrower agrees to reimburse the Agent, Collateral Monitor and each of the Banks, on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of external legal counsel for the Agent, Collateral Monitor, Chase and each Bank) incurred by Agent, Collateral Monitor, or any Bank, in connection with the preparation of the Loan Documents. Borrower agrees to reimburse the Agent, Collateral Monitor, and each of the Banks on demand for all costs, expenses, and charges (including, without limitation, all fees and charges of external legal counsel for the Agent, Collateral Monitor, and each Bank) incurred by the Agent, Collateral Monitor, or any Bank in connection with the performance, or enforcement of this Agreement, the Notes, or any other Loan Documents. Borrower agrees to indemnify the Agent, Collateral Monitor, Chase and each Bank and their respective directors, officers, employees and agents (collectively, the "Indemnified Persons), from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Revolving Credit Loans or the Letters of Credit or to any violation or alleged violation of any Environmental Law by Borrower or any Guarantor, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Person or any other Indemnified Person of which such Indemnified Person is an affiliate or agent).

     The obligations of Borrower under this Section shall survive the repayment of the Obligations and all amounts due under or in connection with any of the Loan Documents and the termination of the Commitments.

     Section XIV.4 Assignment; Participation; Additional Bank.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of Chase that issues any Letter of Credit), except that the Borrower or any Subsidiary signatory hereto may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower or any Subsidiary signatory hereto without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto) and their respective successors and assigns permitted hereby (including any Affiliate of the Chase that issues any Letter of Credit) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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
     (b) Any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans and other Obligations at the time owing to it); provided that (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, each of the Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrower and the Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance (in the form attached hereto as Exhibit H), together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Bank, shall deliver to the Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Article XIII hereof and Section14.03 hereof). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Bank's, and the Commitment of, and principal amount of the Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, Chase and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, Chase and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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
     (e) Any Bank may, without the consent of the Borrower, the Agent or Chase, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Obligations owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, Chase and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 14.01 hereof that affects such Participant. Subject to paragraph (f) of this Section, the Borrower and any Subsidiary signatory hereto agrees that each Participant shall be entitled to the benefits of Article XIII hereof to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.06 hereof as though it were a Bank, provided such Participant agrees to be subject to Section 14.06(c) hereof as though it were a Bank.

     (f) A Participant shall not be entitled to receive any greater payment under Article XIII hereof than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. If a Participant is a Foreign Lender such Participant and shall, for the benefit of the Borrower, comply with Section 12.13 hereof as though it were a Bank.

     (g) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     Section XIV.5 Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed by telex, telecopy or other writing, and to the Banks and to Borrower by ordinary mail, telecopy or telex addressed to such party at its address on the signature page of this Agreement. Copies of notices mailed to Borrower should also be mailed by ordinary mail to Willkie, Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, Attention: Steven J. Gartner, counsel to Borrower. Notices shall be effective: (a) if given by mail upon receipt; and (b) if given by telex, when the telex is transmitted to the telex number as aforesaid; provided that, notices to the Agent, and the Banks shall be effective upon receipt.

     Section XIV.6 Setoff. Borrower agrees that, in addition to, and without limitation of any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank's Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which


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case it shall promptly  notify  Borrower and the Agent  thereof;  provided that, such Bank's failure to give such notice shall not affect the validity thereof. Each Bank agrees that to the extent any such payment is received by it as the result of a set-off or otherwise and such payment results in such Bank receiving a greater payment than it would have been entitled to, had the total amount of such payment been paid directly to the Agent for disbursement to the Banks, then
such  Bank  shall   immediately   purchase   for  cash  from  the  other   Banks
participations in the loans sufficient in amount so that such payment shall effectively be shared pro rata with the other Banks in accordance with the amount, and to the extent, of their respective interests in all the Revolving Credit Loans; provided however, that if all or any portion of such payment is thereafter recovered from such Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereof.

     Section XIV.7 Jurisdiction; Immunities. Borrower and each Guarantor hereby irrevocably submit to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes, the Letters of Credit, or any other Loan Document, and Borrower and each Guarantor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Borrower and each Guarantor irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower and each Guarantor at their respective addresses specified in Section 14.05 hereof. Borrower and each Guarantor agree that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower and each Guarantor further waive any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. Borrower and each Guarantor agree that any action or proceeding brought against the Agent or any Bank shall be brought only in New York State or United States Federal Court sitting in New York County.

     Nothing in this Section 14.07 hereof shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against any of Borrower or any Guarantor or their property in the courts of any other jurisdictions.

     To the extent that Borrower or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes, and any other Revolving Credit Loan Document.

     Section XIV.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     Section XIV.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

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
     Section XIV.10 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein.

     Section XIV.11 Table of Contents; Headings. The headings in the Table of Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

     Section XIV.12 Severability. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

     Section XIV.13 Integration. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     Section XIV.14 Jury Trial Waiver. The Agent, the Banks, Borrower and its Restricted Subsidiaries each waive any right it may have to a jury trial in any action or proceeding which pertains directly or indirectly to this Agreement, the Obligations, the Collateral or, in any way, directly or indirectly, arises out of or relates to the relationship between or among Borrower, the Restricted Subsidiaries, the Agent and the Banks.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the respective officers hereunder duly authorized as of the day and year first above written.

                              HAMPSHIRE GROUP, LIMITED

                              By:    /s/  Ludwig Kuttner
                              Title:  Chairman and Chief Executive Officer

                              HAMPSHIRE DESIGNERS, INC.

                              By:  /s/ Charles W. Clayton
                              Title: Vice President

                              HAMPSHIRE INVESTMENTS, LIMITED

                              By:  /s/ Charles W. Clayton
                              Title: Vice President

                              GLAMOURETTE FASHION MILLS, INC.

                              By:  /s/ Charles W. Clayton
                              Title: Vice President

                              SAN FRANCISCO KNITWORKS, INC.

                              By:  /s/ Charles W. Clayton
                              Title: Vice President

                              VINTAGE III, INC. d/b/a ITEM-EYES, INC.

                              By:  /s/ Charles W. Clayton
                              Title: Vice President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                         THE CHASE MANHATTAN BANK, as Agent

                         By:  /s/ Abby Parsonnet
                         Title: Agent

                         THE CHASE MANHATTAN BANK

                         By:  /s/ Abby Parsonnet
                         Title:  Agent

                         THE CIT GROUP/COMMERCIAL SERVICES, INC.

                         By:  /s/ Richard Lyons
                         Title: Vice President

                         HSBC BANK USA

                         By:  /s/ Dalliah Jacoby-Lerner
                         Title: Assistant Vice President

                         FLEET NATIONAL BANK

                         By:  /s/ Cynthia Selover
                         Title: Vice President

                         ISRAEL DISCOUNT BANK OF NEW YORK

                         By:  /s/ Howard Weinberg
                         Title: First Vice President

                         BANK OF AMERICA, N.A.

                         By:  /s/ Richard C. Stanland III
                         Title: Sr. Vice President